SECURITIES PURCHASE AGREEMENT, dated as of March 9, 2000, by and between Arinco Computer Systems Inc., a corporation organized under the laws of New Mexico (the "Company") and Pangea Internet Advisors LLC, a Delaware limited liability company ("Pangea" and, together with its permitted assignees, the "Purchasers").

          WHEREAS, the Company desires to issue to the Purchasers, and the Purchasers desire to purchase from the Company, (i) up to an aggregate of 4,000,000 shares of the Company's Series B Convertible Preferred Stock, par value $.10 per share (the "Preferred Stock"), and (ii) Warrants to purchase the Specified Number (defined below) of shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), upon the terms and subject to the conditions set forth in this Agreement.

                NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE 1

                                 DEFINITIONS

          1.1   Definitions.   As  used in this Agreement,  and  unless  the
context requires a different meaning, the following terms have the meanings indicated:

          "Actions or Proceedings" has the meaning assigned to that term  in
Section 8.1.

          "Affiliate" has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          "Agreement" means this Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof.

          "Avery  Noncompete"  has  the meaning assigned  to  that  term  in
Section 7.5.

          "Board" means the Board of Directors of the Company.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

          "Certificate   of   Designations"   means   the   Certificate   of
Designations substantially in the form attached hereto as Exhibit C.

          "Closing" has the meaning assigned to that term in Section 2.4.

          "Closing  Date"  has  the  meaning  assigned  to  that  term   in
Section 2.4.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.

          "Commitments"  has  the  meaning  assigned  to   that   term   in
Section 3.13.

          "Common Stock" means the Common Stock, par value $.01 per share, of the Company or any other shares of common stock into which the Common Stock may be converted pursuant to the Delaware Reincorporation or otherwise.

          "Commonly Controlled Entity" means any entity which is under common control with the Company within the meaning of Code section 414(b),
(c), (m), (o) or (t).

          "Company" means Arinco Computer Systems Inc., a New Mexico corporation, and any successor thereof by merger or otherwise.

          "Company  Liabilities" has the meaning assigned to that  term  in
Section 5.8.

          "Contingent  Obligation" means, as applied  to  any  Person,  any
direct   or  indirect  liability  of  that  Person  with  respect  to   any
Indebtedness, lease, dividend, guaranty, letter of credit or other obligation (the "primary obligation") of another Person (the "primary obligor"), including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the Company shall be deemed not to have a Contingent Obligation by virtue of its guaranty of obligations of a Subsidiary that, except for shares held by nominees, is wholly owned by the Company. The amount of any Contingent Obligation shall be deemed to be the stated amount of such Contingent Obligation or, if there is no such stated amount, an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

          "Contractual Obligations" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument to which such Person is a party or by which it or any of its property is bound.

          "Delaware Reincorporation" has the meaning assigned to that term in Section 7.1.

          "Disclosure  Letter" has the meaning assigned  to  that  term  in
Article 5.

          "Environmental Laws" means any federal, state, territorial, provincial or local law, common law doctrine, rule, order, decree, judgment, injunction, license, permit or regulation relating to environmental matters, including those pertaining to land use, air, soil, surface water, ground water (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter, together with any other laws (federal, state, territorial, provincial or local) relating to emissions, discharges, releases or threatened releases of any contaminant including, without limitation, medical, biological, biohazardous or radioactive waste and materials, into ambient air, land, surface water, groundwater, person, property or structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, discharge or handling of any contaminant, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. 1251 et seq.), the Toxic Substances Control Act (15 U.S.C. 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. 651 et seq.), as such laws have been amended or supplemented and any analogous future federal, or present or future state or local laws, statutes and regulations promulgated thereunder.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

          "Forbes  Noncompete" has the meaning assigned  to  that  term  in
Section 7.5.

          "GAAP" means generally accepted accounting principles in the United States in effect from time to time.

          "Governmental Authority" means the government of any nation, state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Hazardous Materials" means (i) any "hazardous waste" or "solid waste" as defined by the Resource Conservation and Recovery Act of 1976, as amended, and regulations promulgated thereunder; (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended, and regulations promulgated thereunder; (iii) any "pollutant" or "toxic pollutant" or "oil" as defined in the Clear Water Act, as amended, and regulations promulgated thereunder; (iv) asbestos; (v) polychlorinated biphenyls; and (vi) any waste oils.

          "Indebtedness" means, as to any Person, (a) all obligations of such Person for borrowed money (including, without limitation, reimbursement and all other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured),
(b) all obligations to pay the deferred purchase price of property or services, except trade accounts payable and accrued liabilities arising in the ordinary course of business, (c) all interest rate and currency swaps and similar agreements under which payments are obligated to be made, whether periodically or upon the happening of a contingency, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations under leases which have been or should be, in accordance with GAAP, recorded as capital leases, (f) all indebtedness secured by any Lien (other than Liens in favor of lessors under leases other than leases included in clause (e)) on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, and (g) any Contingent Obligation.

          "Indemnified  Party" has the meaning assigned  to  that  term  in
Section 8.5.

          "Indemnifying  Party" has the meaning assigned to  that  term  in
Section 8.5.

          "Intellectual Property" means all of the following as they exist in all jurisdictions throughout the world, in each case, to the extent owned by, licensed to, or otherwise used by the Company:

           (i) patents, patent applications, and other patent rights (including any divisions, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are modified, withdrawn, or resubmitted);

          (ii) trademarks, service marks, trade dress, trade names, brand names, Internet domain names, designs, logos, or corporate names, whether registered or unregistered, and all registrations and applications for registration thereof;

          (iii)       copyright   registrations   and   applications    for
     registration thereof and non-registered copyrights;

          (iv) trade secrets, concepts, ideas, designs, research processes, procedures, techniques, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, mask work, or trade secret protection); and

          (v) computer software programs, including, without limitation, all source code, object code, and documentation related thereto, licensed to or from the Company.

          "Investment Company Act" has the meaning assigned to that term in
Section 5.10.

          "Liabilities"  has  the  meaning  assigned  to   that   term   in
Section 9.1.

          "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including, without limitation, those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capitalized lease obligation, or any financing lease having substantially the same economic effect as any of the foregoing).

          "Newco" has the meaning assigned to that term in Section 7.1.

          "Pangea" means Pangea Internet Advisors LLC, Delaware limited liability company.

          "Person" means any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

          "Preferred Stock" means the Series B Convertible Preferred Stock, par value $.10 per share, of the Company or any other shares of preferred stock into which the Series B Convertible Preferred Stock may be converted pursuant to the Delaware Reincorporation or otherwise.

          "Purchasers" means, as of the date hereof, Pangea and, at such time as Pangea has assigned any part of its obligations to purchase Shares or Warrants to an assignee who has agreed to assume those obligations, the term "Purchasers" also shall include such assignees.

          "Reduced Share Number" has the meaning assigned to that  term  in
Section 3.13.

          "Registration Rights Agreement" means the Registration Rights Agreement substantially in the form attached hereto as Exhibit A.

          "Representative"  has  the  meaning  assigned  to  that  term  in
Section 2.5.

          "Requirements of Law" means, as to any Person, any statute, law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "SEC  Documents"  has  the  meaning  assigned  to  that  term  in
Section 5.8.

          "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

          "Shares" has the meaning assigned to that term in Section 2.1, subject to Section 3.16.

          "Shares Purchase Price" has the meaning assigned to that term  in
Section 2.1.

          "Solvent" means, with respect to any Person, that the fair saleable value of the assets and property of such Person is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature. In computing the amount of contingent or liquidated liabilities at any time, such liabilities will be computed as the amount which, in light of all the facts and circumstances existing at such time, represents the amount that is probable to become an actual or matured liability.

          "Specified Number" means a number of shares of Common Stock equal to 20% of the total number of shares of Common Stock outstanding on a fully diluted basis as of the date of issuance of the Warrants, assuming (i) the issuance of all of the Shares issuable hereunder, (ii) the exercise of the Warrants and (iii) the exercise of all outstanding employee options, if any.

          "Subsidiary" means, with respect to any Person, a corporation, partnership or other entity of which 50% or more of the voting power of the voting equity securities or equity interest, or rights to profits, is owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

          "Tax"  or  "Taxes"  has  the meaning assigned  to  that  term  in
Section 5.16.

          "Tax   Returns"  has  the  meaning  assigned  to  that  term   in
Section 5.16.

          "Transaction Documents" shall mean each of this Agreement, the Shares, the Warrants, the Certificate of Designations and the Registration Rights Agreement.

          "Warrants" means the warrants, substantially in the form of Exhibit B, to be purchased by certain of the Purchasers designated by Pangea, entitling the holders thereof to purchase initially up to the Specified Number of shares of Common Stock, as such number may be adjusted from time to time in accordance with the terms thereof.

          "Warrants Purchase Price" has the meaning assigned to that term in Section 2.3.

                                  ARTICLE 2

                              PURCHASE AND SALE

          2.1 Purchase and Sale of Shares. Subject to the terms and conditions set forth herein, the Company agrees that it will issue and sell to the Purchasers, and the Purchasers agree, severally and not jointly, that they will acquire from the Company, at the Closing, an aggregate of 4,000,000 shares of Preferred Stock (the "Shares"). The number of Shares committed to be purchased hereunder by each Purchaser will be as set forth on Schedule I, which will be prepared by Pangea and attached to this Agreement on or prior to the Closing Date. The per share purchase price for the Shares will be $10.00 (the "Shares Purchase Price").

          2.2 Preferred Stock Terms. The terms of the Preferred Stock shall be as set forth in the Certificate of Designations.

          2.3 Purchase and Sale of Warrants. Subject to the terms and conditions set forth herein, the Company agrees that it will sell to those Purchasers designated by Pangea, and such Purchasers agree, severally and not jointly, that they will acquire from the Company, at the Closing, the Warrants. The allocation of the number of Warrants among the Purchasers will be as set forth on Schedule I. The aggregate purchase price for the Warrants will be $100,000 (the "Warrants Purchase Price"). 20% of the Warrants will have an exercise price of $.25 per share, 30% of the Warrants will have an exercise price of $.50 per share, 30% of the Warrants will have an exercise price of $.75 per share and 20% of the Warrants will have an exercise price of $1.00 per share.

          2.4 Closing. The closing of the purchase and sale of the Shares (the "Closing") shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064, at 10:00 a.m., New York City time, on the third Business Day to occur following the satisfaction (or waiver by the party entitled to the benefit thereof) of each of the conditions set forth in Articles 3 and 4, or on such other date and at such other time and place as the Company and Pangea may agree (the "Closing Date"). At the Closing, subject to the terms and conditions set forth herein, the Company shall sell Shares to the Purchasers acquiring such Shares by delivering to such Purchasers duly executed certificates representing the Shares to be sold at such Closing, registered in the name of the Purchaser acquiring such Shares, with appropriate issue stamps, if any, affixed at the expense of the Company, free and clear of any Lien, and such Purchasers shall purchase such Shares for the Shares Purchase Price. At the Closing, subject to the terms and conditions set forth herein, the Company shall also sell the Warrants to those Purchasers designated by Pangea by delivering to such Purchasers duly executed certificates representing the Warrants in the name of the Purchaser acquiring such Warrants, free and clear of any Lien, and such Purchasers shall purchase the Warrants for the Warrants Purchase Price. The Shares Purchase Price and the Warrants Purchase Price shall be paid in cash by wire transfer to a bank account agreed to by the Company and Pangea.

          2.5 Purchasers' Representative. Each Purchaser hereby appoints Pangea as such Purchaser's representative (the "Representative"), to do any and all things and to execute any and all documents, in such Purchaser's name, place and stead, in any way which such Purchaser could do if personally present, in connection with any closing of the transactions contemplated by this Agreement and the other Transaction Documents, including, without limitation, the ability to waive any condition to the obligation of such Purchaser to purchase Shares or Warrants on any Closing Date (which Pangea may do in its sole discretion) and otherwise determine that the such conditions have been satisfied. The Company shall be entitled to rely upon the foregoing as being binding upon the Purchasers.

                                  ARTICLE 3

                        CONDITIONS TO THE OBLIGATION
                         OF THE PURCHASERS TO CLOSE

          The obligation of the Purchasers to purchase Shares or Warrants on the Closing Date shall be subject to the satisfaction or waiver (by the parties entitled to the benefit thereof) of the following conditions:

          3.1 Representations and Warranties True. The representations and warranties of the Company contained in Article 5 shall be true and correct in all material respects at and as of the Closing Date (and after giving effect to the transactions contemplated hereby) as if made at and as of such date.

          3.2 Compliance with this Agreement. The Company shall have performed and complied with its agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Company on or before the Closing Date.

          3.3 Officer's Certificate. The Purchasers shall have received a certificate, dated the Closing Date and signed by the President or a Vice-President of the Company, certifying that the conditions set forth in Sections 3.1 and 3.2 have been satisfied on and as of such date.

          3.4 Secretary's Certificate. The Purchasers shall have received a certificate, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, certifying the truth and correctness of attached copies of the Certificate of Incorporation and By-laws of the Company and resolutions of the Board of Directors of the Company, in effect as of the Closing Date, approving the transactions contemplated by this Agreement and the other Transaction Documents.

          3.5 Documents. The Purchasers shall have received copies of such documents as they reasonably may request in connection with the sale of the Shares and Warrants and the other transactions contemplated hereby, all in form and substance reasonably satisfactory to Pangea.

          3.6 Purchase Permitted by Applicable Laws; Legal Investment. The acquisition of and payment for the Shares and Warrants to be purchased on the Closing Date and the consummation of the other transactions contemplated hereby (i) shall not be prohibited by any applicable law or governmental regulation and (ii) shall be permitted by the laws and regulations of the jurisdictions to which they are subject.

          3.7 Opinion of Counsel. The Purchasers shall have received the opinion of Thad H. Turk, Esquire, counsel to the Company, dated the Closing Date, in form and substance reasonably satisfactory to Pangea.

          3.8 Approval of Counsel to the Purchaser. All actions and proceedings hereunder and all documents required to be delivered by the Company hereunder or in connection with the consummation of the other transactions contemplated hereby, and all other related matters, shall have been reasonably acceptable to Paul, Weiss, Rifkind, Wharton & Garrison, special counsel to the Purchasers, as to their form and substance.

          3.9 No Material Adverse Change. There shall have been no material adverse change, nor shall any such change be threatened, in the assets, business, properties, operations or financial or other condition of the Company since December 31, 1999.

          3.10 Registration Rights Agreement. The Company shall have duly executed and delivered to the Purchasers the Registration Rights Agreement substantially in the form of Exhibit A, which shall be in full force and effect.

          3.11 Certificate of Incorporation and By-Laws of the Company. No amendments to the Certificate of Incorporation or By-Laws of the Company as in effect on the date hereof shall have been effected on or prior to the Closing Date.

          3.12 No Litigation. No action, suit, proceeding, claim or dispute shall have been brought or otherwise arisen at law, in equity, in arbitration or before any Governmental Authority against the Company which would, if adversely determined, in the reasonable opinion of Pangea
(i) have a material adverse effect on the assets, business, properties or financial or other condition of the Company, or (ii) have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or any of the other Transaction Documents. No injunction, writ, temporary restraining order, decree or any order of any nature shall have been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of this Agreement or any of the other Transaction Documents.

          3.13 Funding Commitments. On or prior to the Closing Date, Pangea shall have received firm commitments (the "Commitments"), from financially sophisticated investors in an aggregate amount equal to not less than $40,000,000, and such investors shall have become parties to this Agreement as "Purchasers" hereunder on or prior to the Closing Date; provided, that if such Commitments are less than $40,000,000 but equal to at least $30,000,000, (i) the condition set forth in this Section 3.13 shall be deemed to have been satisfied, and (ii) the term "Shares" shall be deemed to mean that number of shares of Preferred Stock equal to (x) such Commitments divided by (y) the Shares Purchase Price (the "Reduced Share Number").

          3.14 Board Representation; Executive Officers. The following individuals shall have become directors of the Board effective as of the Closing Date: James M. Dubin, Cary S. Fitchey, Michael Gleason and William
E. Lipner. The following officers shall have been appointed effective as of the Closing Date: Michael Gleason - Chairman; Cary S. Fitchey - Chief Executive Officer and President; William Avery - Executive Vice President; David M. Roberts - Senior Vice President; William P. O'Donnell - Senior Vice President; and Frederick G. Noell - Senior Vice President.

          3.15 Certificate of Designations. The Company shall have filed the Certificate of Designations with the State Corporation Commission of the State of New Mexico.

          3.16 Assets. The Company shall own no assets other than cash and government securities.

          3.17 Office Services Agreement. The Company shall have duly executed and delivered to Pangea an Office Services Agreement in a form to be reasonably agreed to by the parties, which shall be in full force and effect.

          3.18 Annual Report. The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999 as filed with the Commission shall be substantially in the form of the Company's draft Form 10-KSB dated March 8, 2000, delivered to Pangea on March 9, 2000.

          3.19 New Start. The Company shall have divested itself of all interest in New Start, Inc. or shall have dissolved it.

                                  ARTICLE 4

                        CONDITIONS TO THE OBLIGATION
                           OF THE COMPANY TO CLOSE

The obligations of the Company to issue and sell the Shares and the Warrants on the Closing Date shall be subject to the satisfaction or waiver by it of the following conditions:

          4.1 Representations and Warranties True. The representations and warranties of the Purchasers contained in Article 6 shall be true and correct in all material respects at and as of the Closing Date (and after giving effect to the transactions contemplated hereby) as if made at and as of such date.

          4.2 Compliance with this Agreement. The Purchasers shall have performed and complied with all of their agreements and conditions set forth or contemplated herein that are required to be performed or complied with by the Purchasers on or before the Closing Date.

          4.3 Issuance Permitted by Applicable Laws. The issuance of the Shares and Warrants by the Company to be issued on the Closing Date and the consummation of the transactions contemplated hereby (i) shall not be prohibited by any applicable law or governmental regulation and (ii) shall be permitted by the laws and regulations of the jurisdictions in which the transactions are subject.

          4.4 Approval of Counsel to the Company. All actions and proceedings hereunder and all documents required to be delivered by the
Purchasers hereunder or in connection with the consummation of the transactions contemplated hereby, and all other related matters, shall have been reasonably acceptable to
Thad H. Turk, Esquire, counsel to the Company, as to their form and substance.

          4.5 No Litigation. No injunction, writ, temporary restraining order, decree or any order of any nature shall have been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of this Agreement or any of the other Transaction Documents.

                                  ARTICLE 5

                             REPRESENTATIONS AND
                          WARRANTIES OF THE COMPANY

          The Company hereby represents and warrants to the Purchasers as follows, except as set forth in the corresponding Section of the "Disclosure Letter" delivered to the Purchasers simultaneously herewith (for purposes of this Article 5 the term "Company" shall include its wholly-owned subsidiary, New Start, Inc., except where the context otherwise requires):

          5.1  Corporate Existence and Power.  The Company:

               (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

               (b) has (i) full corporate power and authority and (ii) all governmental licenses, authorizations, consents and approvals to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged;

               (c) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification; and

               (d) is in compliance with (i) its Certificate of Incorporation and By-Laws or other organizational or governing documents and
(ii) all Requirements of Law; except, in the case of (b)(ii), (c) or (d)(ii) of this Section 5.1, to the extent that the failure to do so, individually or in the aggregate, would not have a material adverse effect on the assets, business, operations, properties or financial or other condition of the Company.

          5.2  Corporate Authorization; No Contravention.

               (a) The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, and the transactions contemplated hereby and thereby (such transactions to include, for purposes of this Agreement, among other things, the issuance of the Shares, the issuance of the Warrants, and the issuance of Common Stock upon the exercise of the Warrants);

                    (i) is within the Company's corporate power and authority and has been duly authorized by all necessary corporate action;

                    (ii) does not contravene the terms of the Certificate of Incorporation or By-Laws or other organizational or governing documents of the Company, or any amendment thereof; and

                    (iii) will not violate any order or decree directly relating to the Company.

               (b) The Company has delivered to the Purchasers complete and correct copies of the Company's Certificate of Incorporation and By-Laws, in each case, as amended to the date of this Agreement.

          5.3 Governmental Authorization; Third Party Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person, is necessary or required in connection with the execution, delivery or performance by the Company or enforcement against the Company of this Agreement or any of the other Transaction Documents, or the transactions contemplated hereby or thereby.

          5.4 Binding Effect. This Agreement has been duly executed and delivered by the Company, and at the Closing the other Transaction Documents will be, duly executed and delivered by the Company, and this Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, and at the Closing the other Transaction Documents will constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

          5.5 No Legal Bar. Neither the execution, delivery and performance of this Agreement or any of the other Transaction Documents nor the issuance of the Shares or the Warrants will violate any Requirement of Law. The Company is not a party to any agreement granting any registration rights to any Person that are inconsistent with the rights to be granted to the Purchasers in the Registration Rights Agreement.

          5.6 Litigation. There are no actions, suits, investigations, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened, at law, in equity, in arbitration or before any Governmental Authority against the Company:

               (a) with respect to this Agreement or any of the other Transaction Documents or any of the transactions contemplated hereby or thereby; or

               (b) which would, if adversely determined, (i) have a material adverse effect on the assets, business, properties, operations or financial or other condition of the Company or (ii) have a material adverse effect on the ability of the Company to perform its obligations under this Agreement or any of the other Transaction Documents. No injunction, writ, temporary restraining order, decree or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery and performance of this Agreement or any of the other Transaction Documents.

          5.7 No Default or Breach. The Company is not in default under or with respect to any Contractual Obligation in any respect, which, individually or together with all such defaults, would be materially adverse to the assets, business, properties, operations or financial or other condition of the Company or which could materially adversely affect the ability of the Company to perform its obligations under this Agreement or any of the other Transaction Documents.

          5.8  SEC Documents.

               (a) The Company has filed all reports, schedules, forms, statements and other documents required to be filed with the Commission by the Company since January 1, 1996 (collectively, "SEC Documents") on a timely basis. As of their respective dates, the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All of the consolidated financial statements of the Company contained in the SEC Documents (i) complied as to form with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, (ii) have been prepared in accordance with GAAP consistently applied throughout the periods indicated (subject, in the case of the unaudited interim statements, to normal year-end audit adjustments) and (iii) present fairly in all material respects the financial position, results of operations and the related changes in financial position as at the dates and for the periods indicated.

               (b) The Company has no material direct or indirect Indebtedness, liability or obligation, whether known or unknown, fixed or unfixed, contingent or otherwise, and whether or not of a kind required by GAAP to be set forth on a financial statement (collectively "Company Liabilities"), other than (i) Company Liabilities fully and adequately reflected in the financial statements included in the SEC Documents filed prior to the date hereof, (ii) Company Liabilities as set forth in Section
5.8 of the Disclosure Letter, and (iii) Company Liabilities incurred in the ordinary course of business.

          5.9 No Material Adverse Change. Since December 31, 1999, there has not been any event or development that has had, or could reasonably be expected to have, a material adverse effect on the assets, business, properties, operations or financial or other condition of the Company.

          5.10  Operations  of the Company.  Except as contemplated  by  the
Transaction   Documents  or  otherwise  consented  to   by   Pangea,   since
December 31, 1999, the Company has not:

               (a) declared or paid any dividend or declared or made any other distributions of any kind to its stockholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

               (b)  incurred any Indebtedness for borrowed money;

               (c) waived any material right under any contract or other agreement of the type required to be set forth on any section to the Disclosure Letter;

               (d) made any change in its accounting methods or practices or made any change in depreciation or amortization policies or rates adopted by it;

               (e) increased the compensation of any officer or other key employee of the Company;

               (f)   made  any  loan or advance to any of its  stockholders,
officers,    directors,   employees,   consultants,    agents    or    other
representatives, or made any other loan or advance;

               (g) sold, abandoned or made any other disposition of any of its properties or assets or made any acquisition of all or any part of the properties, capital stock or business of any other Person;

               (h) taken any action that would cause it to be required to register as an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act");

               (i) amended its Certificate of Incorporation or By-laws or agreed to change in any manner the rights of its outstanding capital stock or the character of its business;

               (j) issued any shares of its Common Stock or any securities convertible, exchangeable or exercisable into Common Stock;

               (k)  engaged in any other material transaction; or

               (l)  agreed to do any of the foregoing.

          5.11 Capitalization. As of the date hereof, the Company's authorized capital stock consists of 45,000,000 shares of Common Stock, 4,958,234 shares of which are issued and outstanding and 50,000 shares of which are held in treasury, and 5,000,000 shares of "blank check" preferred stock, none of which are issued and outstanding. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and non-assessable. As of the date of this Agreement there are no existing options, warrants, calls, commitments or agreements of any character to which the Company is a party or by which it is bound calling for the issuance or sale of shares of its respective capital stock or securities convertible into or exchangeable for shares of such capital stock. All of the outstanding shares of capital stock of the Company have been duly authorized and are fully paid, non-assessable and free of preemptive rights. The Shares and the Warrants are duly authorized, and, when issued upon payment of the Shares Purchase Price and the Warrants Purchase Price therefor, will be fully paid and non-assessable. Except as provided for or in the Transaction Documents, there are no options, warrants or other rights to purchase shares of capital stock or other securities of the Company, nor is the Company obligated in any manner to issue shares of its capital stock or other securities. Except as contemplated hereby and for relevant state and federal securities laws, there are no restrictions on the Company's ability to transfer shares of capital stock of the Company.

          5.12 Subsidiaries. Except for New Start, Inc., the Company does not have any Subsidiaries. The Company owns all of the issued and outstanding capital stock of the Subsidiaries, free and clear of all Liens. All of such shares of capital stock are duly authorized, validly issued, fully paid and non-assessable, and were issued in compliance with the registration and qualification requirements of all applicable federal, state and foreign securities laws. There are no options, warrants, conversion privileges, subscription or purchase rights or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued, unauthorized or treasury shares of capital stock or other securities of, or any proprietary interest in, any of the Subsidiaries, and there is no outstanding security of any kind convertible into or exchangeable for such shares or proprietary interest.

          5.13 Investment Company. Neither the Company nor any Person controlling the Company is an "investment company" within the meaning of the Investment Company Act.

          5.14 Environmental Matters.

               (a) The property, assets and operations of the Company comply with all applicable Environmental Laws, except to the extent that failure to comply with such Environmental Laws would not have a material adverse effect on the assets, business, properties or financial or other condition of the Company.

               (b) None of the Company nor the property, assets or operations of the Company is the subject of any federal, state or local investigation evaluating whether any remedial action is needed to respond to a release of any Hazardous Materials into the environment or is in contravention of any federal, state or local law, order or regulation that is likely to have a materially adverse effect on the assets, business, properties or financial or other condition of the Company.

               (c) The Company has not received any notice or claim, nor are there pending, threatened or reasonably anticipated lawsuits against them, with respect to violations of an Environmental Law or in connection with any release of any Hazardous Materials into the environment.

               (d) The Company does not have any contingent liability which is material to the Company in connection with any release of any Hazardous Materials into the environment.

          5.15 Real Properties.

               (a)  The Company does not own or lease any real property.

               (b) The Company does not own or hold, and is not obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of any real property or any portion thereof or interest therein.

          5.16 Taxes.

               (a) The Company has paid or caused to be paid, or established reserves that the Company reasonably believes to be adequate in all material respects for all federal, state, county, local, foreign and other taxes (including income, profits, premium, estimated, excise, sales, use, value added, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, inventory and merchandise, capital stock, tollgate, asset and license, net worth, transaction, transfer, withholding, employment, unemployment compensation, payroll-related and real and personal property taxes, taxes on services and import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including all deficiencies, additions to tax, interest and penalties with respect thereto, and including expenses associated with contesting any proposed adjustment related to any of the foregoing (collectively, "Taxes" or, individually, a "Tax") required to be paid by it through the date hereof, and no such Taxes shall be payable by it in connection with the consummation of the transactions contemplated by this Agreement.

               (b) The Company has filed when due with the appropriate Governmental Authorities all returns, estimates, reports and forms relating to Taxes ("Tax Returns") required to be filed by it through the date hereof.

               (c) No penalties or other charges are or will become due with respect to the late filing of any Tax Return of the Company required to be filed on or before the Closing Date in the ordinary course of the Company's business.

               (d) The Company has not been nor is it currently being audited by any taxing authority. There is no unassessed Tax deficiency or audit proposed or threatened against the Company. No extension of time with respect to any date on which any Tax Return was or is to be filed by the Company is in force, and no waiver or agreement is in force for the extension of time for the assessment or payment of any tax.

               (e) Prior to the date of this Agreement, the Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

              (f) Section 5.16 of the Disclosure Letter sets forth all material Tax elections made by the Company that are in effect with respect to the Company for the fiscal year ended December 31, 1998 and the fiscal year ending December 31, 1999.

               (g) Except as set forth in Section 5.16 of the Disclosure Letter, the Company has not agreed or are required to make any adjustments under section 481(a) of the Code by reason of a change in accounting method or otherwise.

               (h) The Company has not at any time filed a consent pursuant to section 341(f)(1) of the Code, or agreed to have section 341(f)(2) of the Code apply to any dispositions of "subsection (f) assets" (as such term is defined in section 341(f)(4) of the Code).

               (i) The Company is not a party to any Tax allocation, sharing, or similar agreement. The Company has not been a member of an affiliated group filing a consolidated federal income tax return (other than a group the common parent of which was the Company).

          5.17 ERISA. The Company does not have any existing plan, policy, program or arrangement providing for compensation, severance, bonus, profit-sharing, stock options or other stock-related compensation or other forms of incentive or deferred compensation, insurance coverage, health or medical benefits, or retirement benefits (including pension, health, medical or other similar benefits).

          5.18 Intellectual Property. The Company does not own or license any Intellectual Property.

          5.19   Contractual   Obligations.   There   are   no   Contractual
Obligations to which the Company is a party or by or to which any of them or any of their properties may be bound or subject.

          5.20 Anti-Dilution Protection. Except as contemplated in the Transaction Documents, no holder of shares of Common Stock (or securities convertible into or exchangeable or exercisable for any of the foregoing) has any rights to purchase or receive additional or other securities upon the occurrence of an event that might dilute such holder's percentage interest in the Company (other than rights with respect to equitable adjustments in the event of a stock dividend, stock split, share combination or similar occurrences).

          5.21 Private Offering. No form of general solicitation or general advertising was used by the Company or, to its knowledge, its representatives in connection with the offer or sale of the Shares or the
Warrants. No registration of the Shares or the Warrants pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws will be required by the offer, sale or issuance of the Shares or the Warrants pursuant to this Agreement. The Company agrees that neither it, nor anyone acting on its behalf, will offer or sell the Shares or the Warrants or any other security so as to require the registration of the Shares or the Warrants pursuant to the provisions of the Securities Act or any state securities or "blue sky" laws, unless such securities are so registered.

          5.22  Solvency.   On  and as of such Closing  Date,  after  giving
effect to the transactions contemplated in this Agreement, the Company will be Solvent.

          5.23 Contracts Affecting Stockholders. Other than the Transaction Documents, the Company is not a party to any stockholders agreement, voting trust agreement, registration rights agreement or other contract to which the Common Stock or any other capital stock of the Company is bound by, subject to or entitled to the benefit of or to which any of the existing stockholders is bound by, subject to or entitled to the benefit of as a result of its ownership of the Common Stock or any other interest in the Company.

          5.24 Employment and Labor Matters.

               (a) Except as disclosed in Section 5.24 of the Disclosure Letter, neither the Company nor any Commonly Controlled Entity is a party to any collective bargaining agreements and there are no labor unions or other organizations representing, purporting to represent, or attempting to represent, any employee of the Company or any Commonly Controlled Entity.

               (b) Neither the Company nor any Commonly Controlled Entity has violated any provision of federal or state law or any governmental rule or regulation, or any order, decree, judgment arbitration award of any court, arbitrator or any government agency regarding the terms and conditions of employment of employees, former employees or prospective employees or other labor related matters, including, without limitation, laws, rules, regulations, orders, rulings, decrees, judgments and awards relating to discrimination, fair labor standards and occupational health and safety, wrongful discharge or violation of the personal rights of employees, former employees or prospective employees.

          5.25   Related  Party  Transactions.   Except  as  set  forth   in
Section 5.26 of the Disclosure Letter, none of the officers, directors or Affiliates of the Company:

               (a) owns, directly or indirectly, any interest in (excepting less than 1% stock holdings for investment purposes in securities of publicly held and traded companies), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a competitor, lessor, lessee, supplier, distributor, sales agent or customer of the Company;

               (b) owns, directly or indirectly, in whole or in part, any property that the Company use in the conduct of their business;

               (c) is or has been a party to any Contractual Obligations with the Company; or

               (d) has any actions, causes of action, suits, claims, complaints, demands, litigations or legal, administrative or arbitral proceedings or investigations whatsoever against, or owes any amount to, the Company.

          5.26 Broker's, Finder's or Similar Fees. Except as set forth herein, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with the Company, or any action taken by the Company.

          5.27 Full Disclosure. No statement by the Company contained in this Agreement or any of the other Transaction Documents, or by the Company in any document, certificate, notice or consent delivered to the Purchasers in connection with the purchase and sale of the Shares and the Warrants at or prior to the Closing, contains (or will contain) an untrue statement of a material fact or omits (or will omit) to state a material fact required to be stated therein or necessary to make the statements made, in light of the circumstances in which made, not materially false or misleading.

                                  ARTICLE 6

                             REPRESENTATIONS AND
                        WARRANTIES OF THE PURCHASERS

          Each Purchaser (as to itself) represents and warrants to, and covenants and agrees with, the Company as follows:

          6.1  Existence and Power; Share Ownership.  Such Purchaser:

               (a) if not a natural person, is duly organized and validly existing under the laws of the jurisdiction of its organization;

               (b) if not a natural person, has the power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently, or is currently proposed to be, engaged; and

               (c) other than as disclosed in the Addendum executed by such Purchaser, owns no shares of Common Stock or any rights to acquire Common Stock as of the date hereof.

          6.2 Authorization; No Contravention. The execution, delivery and performance by such Purchaser of this Agreement and the other Transaction Documents to which it is a party:

               (a) is within such Purchaser's power and authority and has been duly authorized by all necessary action;

               (b) if not a natural person, does not contravene the terms of such Purchaser's organizational documents, or any amendment thereof;

               (c) will not violate, conflict with or result in any breach or contravention of or the creation of any Lien under, and Contractual Obligation of such Purchaser, or any order or decree directly relating to such Purchaser; and

               (d) does not require approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, other than those that have been obtained or made on or prior to the applicable Closing.

          6.3 Binding Effect. Each of this Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered by such Purchaser, and constitutes the legal, valid and binding obligation of such Purchaser enforceable against it in accordance with its terms.

          6.4 No Legal Bar. The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party by such Purchaser will not violate any Requirement of Law.

          6.5 Purchase for Own Account. The Shares and Warrants to be acquired by such Purchaser pursuant to this Agreement are being acquired for such Purchaser's own account and with no intention of distributing or reselling such securities or any part thereof in any transaction that would be in violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of such Purchaser at all times to sell or otherwise dispose of all or any part of the Shares or Warrants under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act. If such Purchaser should in the future decide to dispose of any of the Shares or Warrants, such Purchaser understands and agrees that it may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect, and that stop-transfer instructions to that effect, where applicable, will be in effect with respect to such securities. Each Purchaser agrees to the imprinting, so long as required by law, of a legend on certificates representing all of the Shares and Warrants to the following effect: THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

          6.6 Sophistication. Such Purchaser, by reason of its business and financial experience, and the business and financial experience of those persons that may have been retained to advise it with respect to its investment in the Shares, together with such advisors, has such knowledge and experience in business and financial matters to be capable of evaluating the merits and risks of the prospective investment and to make an informed investment decision. Such Purchaser acknowledges that it has been afforded the opportunity (i) to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Shares and Warrants and the merits and risks of investing in such securities and (ii) to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy and completeness of the information heretofore provided to it; provided, however, that the availability of the foregoing opportunity shall not in any way affect, diminish or derogate from the representations and warranties made or deemed made to the Purchasers by the Company hereunder or the Purchasers' right to rely thereon.

          6.7 Broker's, Finder's or Similar Fees. Except as otherwise set forth in this Agreement, there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with such Purchaser.

          6.8 Additional Representations. Such Purchaser understands that the offer and sale of the Shares and the Warrants has not been and will not be registered under the Securities Act, by reason of the issuance of such securities by the Company in a transaction exempt from the registration requirements of the Securities Act. Such Purchaser is an accredited investor, as such term is defined in Rule 501 of Regulation D under the Securities Act.

                                  ARTICLE 7

                            AFFIRMATIVE COVENANTS

          The Company hereby covenants and agrees that:

          7.1 Reincorporation in Delaware. As soon as practicable following the Closing Date, the Company shall take all steps within its power that may be necessary or desirable in order to cause the jurisdiction of incorporation of the Company to be changed to Delaware (the "Delaware Reincorporation"), as expeditiously as possible, including, without limitation, taking all necessary action as may be required under New Mexico and Delaware law to merge the Company into a newly-formed Delaware company to be named Pangea Internet, Inc. ("Newco"), filing any required proxy solicitation materials with the Commission in connection therewith, soliciting any stockholder approval required therefor (including the holding of a stockholders meeting), recommending to the stockholders that they approve the Delaware Reincorporation, and making any required state filings. In connection with any stockholder vote to approve the Delaware
Reincorporation, the Company shall direct the individuals designated as proxies in the Company's proxy materials to vote all shares of Common Stock and Preferred Stock for which the Company has received proxies (unless otherwise directed by the stockholder submitting such proxy), in favor of the Delaware Reincorporation. Newco's certificate of incorporation shall provide for a sufficient number of authorized shares of Common Stock to permit the reservation of Common Stock required by Section 7.2.

          7.2 Reservation of Common Stock. Upon consummation of the Delaware Reincorporation, the Company shall at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue or delivery upon conversion of the Shares or exercise of the Warrants, such number of shares of Common Stock as shall then be issuable or deliverable upon the conversion of all outstanding Shares and the exercise of all outstanding Warrants. Such shares of Common Stock shall, when issued or delivered in accordance with the terms of the Preferred Stock or Warrants, as the case may be, be duly and validly issued and fully paid as non-assessable. The Company shall issue the Common Stock issuable upon conversion of the Shares or exercise of the Warrants upon the proper conversion of the Shares or exercise of the Warrants in accordance with the provisions thereof, and shall otherwise comply with the terms thereof.

          7.3 Inspection. The Company will permit the Purchasers and their respective representatives to make such investigation of the properties, businesses and operations of the Company, and such examination of the books, records and financial condition of the Company as they may reasonably request. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances and the Company shall cooperate fully therewith. To the extent the Purchasers are advised that any information obtained from the exercise of the Purchasers' rights hereunder, and not previously known to the Purchasers, is to be treated in a confidential manner, the Purchasers shall treat such information as confidential unless otherwise required by law.

          7.4 No Solicitation. Except as provided in this Agreement and the other Transaction Documents, until the Closing days from the date hereof none of the Company shall, directly or indirectly (through representatives or otherwise), solicit, actively encourage, participate in or initiate discussions or negotiations with, or provide any information to, any person or group (other than the Purchasers or any designee of the Purchasers) concerning any merger, consolidation, business combination or recapitalization involving the Company, the issuance of 5% or greater interest in the equity or voting power of the Company, or the sale of all or any substantial part of the business and properties of the Company; provided, however, that the foregoing shall not prohibit the Company from participating in discussions and negotiations and furnishing information to any party following the receipt of an unsolicited proposal from any such party if the Board in good faith determines that such proposal is more favorable to the Company's stockholders than the transactions contemplated by the Transaction Documents and, after consultation with outside counsel having expertise in the relevant legal principles, that the failure to engage in such discussions or negotiations or to provide such information would result in a breach by the Board of its fiduciary duties.

          7.5 Additional Covenants. The Company shall not make any acquisitions or take any action (a) until November 13, 2002, which would cause Walter A. Forbes, as an investor in the Company, to violate the Forbes Noncompete or (b) until February 28, 2001, which would cause William Avery, as an officer and investor in the Company, to violate the Avery Noncompete. "Forbes Noncompete" means the restrictions in Exhibit II of Annex B of that certain agreement, dated July 28, 1998, between Walter A. Forbes and Cendant Corporation, a true copy of which has been provided by Pangea to the Company. "Avery Noncompete" means the restrictions in that certain non-competition agreement, dated February 21, 1995, between William Avery and CUC International Inc., as incorporated by reference in that certain agreement, dated December 28, 1998, between William Avery and Cendant
Corporation, true copies of which have been provided by Pangea to the Company.

          7.6 Reverse Stock Splits. For a period of six (6) months after the Closing, and except to the extent necessary to meet the minimum bid price for listing on The Nasdaq National Market ("NASDAQ") or to maintain listing on the NASDAQ, for a period of six (6) months thereafter, the Company shall not effect any reverse stock split of the Common Stock.

          7.7   Insurance.   Not later than the Closing, the  Company  shall
have obtained directors and officers insurance and general liability insurance that is reasonably satisfactory to Pangea.

          7.8 Further Assurances. Each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by the Transaction Documents, to not take any action that would cause its representations and warranties not to be true as of the Closing Date and shall use its reasonable efforts promptly to obtain all waivers, permits, consents and approvals and to effect all registration, filings and notices with or to third parties or governmental or public bodies or authorities which are necessary or desirable in connection with the transactions contemplated by the Transaction Documents. Nothing contained in this Section shall require any party to pay any money to any third party other than filing fees or similar costs or expenses that may be required or imposed by governmental authorities.

          7.9   Assets.   If the Company is unable to liquidate  its  equity
interests in Realco, Inc. prior to the Closing, Pangea and its affiliates will purchase such equity interests from the Company.

                                  ARTICLE 8

                               INDEMNIFICATION

          8.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless the Purchasers and their Affiliates and their respective officers, directors, agents, members, employees and partners to the fullest extent permitted by law from and against any and all losses, claims, damages, expenses (including reasonable fees, disbursements and other charges of counsel) or other liabilities ("Liabilities") resulting from (i) any breach of any representation, warranty or covenant of the Company in this Agreement or (ii) any legal, administrative or other actions (including actions brought by any equity holders of the Company or derivative actions brought by any Person claiming through the Company or in the Company's name), proceedings or investigations (whether formal or informal) (collectively, "Actions or Proceedings"), or written threats thereof, based upon, relating to or arising out of this Agreement or the other Transaction Documents, the transactions contemplated hereby or thereby, or any indemnified person's role therein; provided, however that the Company shall not be liable under this Section 8.1 (i) for any amount paid in settlement of claims without the Company's consent (which consent shall not be unreasonably withheld), (ii) any Liabilities arising out of a claim or action brought by a Purchaser against another Purchaser or (iii) to the extent that it is finally judicially determined that such Liabilities resulted primarily from the willful misconduct, bad faith or gross negligence of such indemnified party.

          8.2 Indemnification by the Purchasers. Each Purchaser agrees to indemnify and hold harmless the Company and its Affiliates and their respective officers, directors, agents, members, employees and partners to the fullest extent permitted by law from and against any and all Liabilities resulting from any breach of any representation, warranty or covenant of such Purchaser in this Agreement or provided, however, that such Purchaser shall not be liable under this Section 8.2: (x) for any amount paid in settlement of claims without the consent of the Purchaser (which consent shall not be unreasonably withheld); (y) to the extent that it is finally judicially determined that such Liabilities resulted primarily from the willful misconduct, bad faith or gross negligence of such indemnified party.

          8.3 Indemnification to Pangea. The Company agrees to indemnify and hold harmless Pangea and its officers, directors, agents, members, employees and partners to the full extent permitted by law from and against any and all Liabilities resulting from any misstatements of a material fact contained in any private offering materials in connection with the private offering contemplated by this Agreement or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          8.4   Contribution.  If the indemnification provided for  in  this
Article 8 shall for any reason be held by a court to be unavailable to an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under
Section 8.1, 8.2 or 8.3, the indemnified party and the indemnifying party under Section 8.1, 8.2 or 8.3 shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying and indemnified parties which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the indemnifying and indemnified parties from the offering of the Shares, provided, that for purposes of clause (i) or (ii), no party shall be required to contribute any amount in excess of the amount such party would have been required to pay to an indemnified party if the indemnity under
Section 8.1, 8.2 or 8.3, as applicable, was available. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the
Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. As among parties who are guilty of such fraudulent misrepresentation, such parties' obligations to contribute as provided in this Section 8.4 are several and not joint. In addition, no person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such person's consent, which consent shall not be unreasonably withheld.

          8.5   Notification.  Each party entitled to indemnification  under
Section 8.1, 8.2 or 8.3 hereof (an "Indemnified Party") will, promptly after the receipt of notice of the commencement of any action or other proceeding against such Indemnified Party, or any other event or occurrence in respect of which indemnity may be sought from the party obligated to provide such indemnification under Section 8.1, 8.2 or 8.3 hereof (an "Indemnifying Party"), notify the Indemnifying Party in writing thereof. The failure of any Indemnified Party so to notify an Indemnifying Party shall not relieve such Indemnifying Party from any liability which it may have to such Indemnified Party (i) other than pursuant to this Article 8 or (ii) under this Article 8 unless, and only to the extent that, such omission results in actual prejudice to such Indemnifying Party. In case any such action or other proceeding shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, such Indemnifying Party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action or proceeding in which both an Indemnifying Party and an Indemnified Party is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel reasonably acceptable to the Indemnifying Party (in terms of such counsel's experience) at the Indemnifying Party's expense and to control its own defense of such action or proceeding if, in the reasonable opinion of counsel to such Indemnified Party, (a) there are or may be legal defenses available to such Indemnified Party or to other Indemnified Parties that are different from or additional to those available to the Indemnifying Party or (b) any conflict or potential conflict exists between the Indemnifying Party and such Indemnified Party that would make such separate representation advisable; provided, however, that in no event shall the Indemnifying Party be required to pay fees and expenses under this Article 8 for more than one firm of attorneys in any jurisdiction in any one legal action or group of related legal actions. The Indemnifying Party will not, without the prior written consent of the Indemnified Party, settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated hereby (if any Indemnified Party is a party thereto or has been actually threatened to be made a party thereto) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising or that may arise out of such claim, action or proceeding. The rights accorded to Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at common law, by separate agreement or otherwise.

          8.6 Expense Reimbursement. In connection with the obligation of an Indemnifying Party to indemnify an Indemnified Party for expenses pursuant to Section 8.1, 8.2 or 8.3 above, the Indemnifying Party shall reimburse each Indemnified Party for all such expenses (including reasonable fees, disbursements and other charges of counsel) as they are incurred by such Indemnified Party; provided, however, that if an Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent that the Indemnified Party was not entitled to be indemnified therefore pursuant to Section 8.1, 8.2 or 8.3, as the case may be.

          8.7 Registration Rights Agreement. Notwithstanding anything to the contrary in this Article 8, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim made with respect to registration statements filed pursuant thereto or sales made thereunder.

                                  ARTICLE 9

                                 TERMINATION

          9.1   Termination.   This  Agreement may  be  terminated  and  the
transactions contemplated hereby may be abandoned at any time prior  to  the
Closing:

               (a)  by the mutual written consent of the parties hereto;

               (b) by the Purchasers or the Company, if the Closing shall not have occurred on or prior to 60 days from the date hereof; provided that the right to terminate this Agreement pursuant to this Section 9.1(b) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of such condition;

               (c) by the Purchasers, in the event the Company breaches in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement which breach is not susceptible of cure or, if susceptible of cure, has not been cured within 30 days after the giving of written notice to the Company; and

               (d) by the Company, in the event the Purchasers breach in any material respect any of their representations, warranties, covenants or other agreements contained in this Agreement which breach is not susceptible of cure or, if susceptible of cure, has not been cured within 30 days after the giving of written notice to the Purchasers.

          9.2 Procedure for the Effect of Termination. In the event this Agreement is terminated by the Purchasers, on the one hand, or by the Company, on the other hand, pursuant to Section 9.1, written notice of such termination shall forthwith be given to the other party and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without any further action. If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation to any other party under the terms of this Agreement except with respect to the willful breach by any party hereto and except that the provisions of this
Section 9.2 and Article 10 shall survive the termination of this Agreement.

                                 ARTICLE 10

                                MISCELLANEOUS

          10.1 Survival of Provisions. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of the Purchasers or any Affiliate, acceptance of the Shares and payment therefor, or termination of this Agreement and shall terminate on the 90th day following the delivery to the Purchasers of audited financial statements of the Company covering one full year following the Closing.

          10.2 Expenses. If the Closing occurs, the Company shall reimburse Pangea and the Purchasers for all of their legal fees and expenses incurred in connection with the transactions contemplated hereby.

          10.3 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier services or personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by a party in accordance with this Section 10.2:

               (a)  if to the Purchasers or Pangea:

                    Pangea Internet Advisors LLC
                    20 Dayton Avenue
                    Greenwich, CT  06830
                    Attention:  Cary S. Fitchey
                    Telephone No.:  (203) 661-4431
                    Telecopier No.:  (203) 661-1331

                    with a copy to:

                    Paul, Weiss, Rifkind, Wharton & Garrison
                    1285 Avenue of the Americas
                    New York, New York  10019-6064
                    Attention:  James M. Dubin, Esq.
                    Telephone No.:  (212) 373-3000
                    Telecopier No.:  (212) 757-3990

                    and

                    Richard & O'Neil, LLP
                    885 Third Avenue
                    New York, New York  10022-4873
                    Attention:  Craigh Leonard, Esq.
                    Telephone No.: (212) 207-1222
                    Telecopier No.: (212) 750-9022

               (b)  if to the Company:

                    Arinco Computer Systems Inc.
                    1650 University Boulevard, N.E.
                    Suite 5-100
                    Albuquerque, New Mexico 87102
                    Attention: James A. Arias
                    Telephone No.: (505) 242-4561
                    Telecopier No.: (505) 242-6788

                    with a copy to:

                    Thad H. Turk, Esq.
                    4804 College Heights Dr., N.W.
                    Albuquerque, New Mexico
                    Telephone: (505) 899-8193
                    Facsimile:  (505) 899-5792

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; one Business Day after delivery to a courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

          10.4  Successors and Assigns.  This Agreement shall inure  to  the benefit of and be binding upon the successors and permitted assigns of the parties hereto. Pangea may assign any of its rights under this Agreement as a "Purchaser" to one or more financially sophisticated investors who is reasonably acceptable to the Company and who is an "accredited investor" as defined in Rule 501 of Regulation D under the Securities Act. The Purchasers may assign any of their rights under this Agreement to any of their Affiliates or to any institutional investor to whom the Shares or Warrants (or any portion thereof) are transferred. The Company may not assign any of its rights hereunder without the consent of Pangea. Except as provided in Article 8, no Person other than the parties hereto and their permitted assignees is intended to be a beneficiary of this Agreement.

          10.5 Waiver and Amendment.

               (a) No failure or delay on the part of the Company, Pangea or any Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company, Pangea or the Purchasers at law, in equity or otherwise.

               (b) Subject to Section 2.4, this Agreement may not be amended without the consent of each party hereto.

          10.6 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          10.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          10.8 Governing Law. This Agreement has been negotiated, executed and delivered in the State of New York and shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State.

          10.9 Jurisdiction. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts pursuant to a contractual provision in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 10.2, such service to become effective ten days after such mailing.

          10.10 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

          10.11 Rules of Construction. Unless the context otherwise requires, "or" is not exclusive, and references to sections or subsections refer to sections or subsections of this Agreement.

          10.12 Remedies. If a breach of this Agreement occurs and is continuing, any Purchaser may pursue any available remedy by proceeding at law or in equity to enforce the performance (including, without limitation, the specific performance) of any provision of this Agreement. A Purchaser may maintain a proceeding even if it does not possess any of the Shares or Warrants or does not produce any of them in the proceeding. Except as otherwise provided by law, a delay or omission by any Purchaser in exercising any right or remedy accruing upon any such breach shall not impair the right or remedy or constitute a waiver of or acquiescence in any such breach. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          10.13 Entire Agreement. This Agreement, together with the exhibits and schedules hereto and the other Transaction Documents, is intended  by  the  parties  as a final expression  of  their  agreement  and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits and schedules hereto and the other Transaction Documents, supersede all prior agreements and understandings among the parties with respect to such subject matter.

          10.14 Publicity. Except as may be required by applicable law, no party hereto shall issue a publicity release or announcement or otherwise make any public disclosure concerning this Agreement or the transactions contemplated hereby, without prior approval by the other parties hereto. If any announcement is required by law to be made by a party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

          [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]
          IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

                                        ARINCO COMPUTER SYSTEMS INC.


                                        By: /s/ James A. Arias
                                           JAMES A. ARIAS, President and
                                           Chief Executive Officer



                                        PANGEA INTERNET ADVISORS LLC


                                        By: /s/ Cary S. Fitchey
                                           CARY S. FITCHEY, Managing
                                           Director

                                  ADDENDUM


         This Addendum forms part of the Securities Purchase Agreement entered into by and between Arinco Computer Systems Inc. and Pangea Internet Advisors LLC as of March 9, 2000 (the "Securities Purchase Agreement"). The undersigned hereby agrees that, as of the date hereof, the undersigned shall become a "Purchaser" under the Securities Purchase Agreement, as defined therein, that the representations and warranties made in the Securities Purchase Agreement as to the Purchasers are true as to the undersigned and that the terms and conditions of the Securities Purchase Agreement shall be binding upon and inure to the benefit of the undersigned.

         The undersigned represents and warrants to Arinco Computer Systems Inc. that, except as described below, the undersigned owns no shares of Arinco Common Stock or rights to acquire such Common Stock.

         IN WITNESS WHEREOF, the undersigned has caused this Addendum to be duly executed and delivered as of this _____ day of _____________, 2000.


                                        [PURCHASER]


                                        By:
                                        Name:
                                        Title:

                                                            Execution Copy










                        SECURITIES PURCHASE AGREEMENT



                               By and Between



                        ARINCO COMPUTER SYSTEMS INC.



                                     and



                        PANGEA INTERNET ADVISORS LLC




                       ______________________________

                          Dated as of March 9, 2000
                       ______________________________










                              TABLE OF CONTENTS

                                                                   Page
ARTICLE 1  DEFINITIONS                                                13
     1.1   Definitions                                                 13
ARTICLE 2  PURCHASE AND SALE                                          19
     2.1   Purchase and Sale of Shares                                 19
     2.2   Preferred Stock Terms                                       20
     2.3   Purchase and Sale of Warrants                               20
     2.4   Closing                                                     20
     2.5   Purchasers' Representative                                  20
ARTICLE 3  CONDITIONS TO THE OBLIGATION OF THE PURCHASERS TO   CLOSE  21
     3.1   Representations and Warranties True                         21
     3.2   Compliance with this Agreement                              21
     3.3  Officer's Certificate                                       21
     3.4  Secretary's Certificate                                     21
     3.5  Documents                                                   21
     3.6  Purchase Permitted by Applicable Laws; Legal Investment     21
     3.7  Opinion of Counsel                                          22
     3.8  Approval of Counsel to the Purchaser                        22
     3.9  No Material Adverse Change                                  22
     3.10 Registration Rights Agreement                               22
     3.11 Certificate of Incorporation and By-Laws of the Company     22
     3.12 No Litigation                                               22
     3.13 Funding Commitments                                         22
     3.14 Board Representation; Executive Officers                    23
     3.15 Certificate of Designations                                 23
     3.16 Assets                                                      23
     3.17 Office Services Agreement                                   23
     3.18 Annual Report                                               23
     3.19 New Start                                                   23
ARTICLE 4  CONDITIONS TO THE OBLIGATION OF THE COMPANY TO CLOSE       23
     4.1  Representations and Warranties True                         23
     4.2  Compliance with this Agreement                              24
     4.3  Issuance Permitted by Applicable Laws                       24
     4.4  Approval of Counsel to the Company                          24
     4.5  No Litigation                                               24
ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF THE COMPANY              24
     5.1  Corporate Existence and Power                               24
     5.2  Corporate Authorization; No Contravention                   25
     5.3  Governmental Authorization; Third Party Consents            25
     5.4  Binding Effect                                              26
     5.5  No Legal Bar                                                26
     5.6  Litigation                                                  26
     5.7  No Default or Breach                                        26
     5.8  SEC Documents                                               26
     5.9  No Material Adverse Change                                  27
     5.10 Operations of the Company                                   27
     5.11 Capitalization                                              28
     5.12 Subsidiaries                                                29
     5.13 Investment Company                                          29
     5.14 Environmental Matters                                       29
     5.15 Real Properties                                             30
     5.16 Taxes                                                       30
     5.17 ERISA                                                       31
     5.18 Intellectual Property                                       31
     5.19 Contractual Obligations                                     31
     5.20 Anti-Dilution Protection                                    31
     5.21 Private Offering                                            32
     5.22 Solvency                                                    32
     5.23 Contracts Affecting Stockholders                            32
     5.24 Employment and Labor Matters                                32
     5.25 Related Party Transactions                                  33
     5.26 Broker's, Finder's or Similar Fees                          33
     5.27 Full Disclosure                                             33
ARTICLE 6  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS           33
     6.1  Existence and Power; Share Ownership.                       33
     6.2  Authorization; No Contravention                             34
     6.3  Binding Effect                                              34
     6.4  No Legal Bar                                                34
     6.5  Purchase for Own Account                                    34
     6.6  Sophistication                                              35
     6.7  Broker's, Finder's or Similar Fees                          35
     6.8  Additional Representations                                  35
ARTICLE 7  AFFIRMATIVE COVENANTS                                      36
     7.1  Reincorporation in Delaware                                 36
     7.2  Reservation of Common Stock                                 36
     7.3  Inspection                                                  36
     7.4  No Solicitation                                             37
     7.5  Additional Covenants                                        37
     7.7  Insurance                                                   38
     7.8  Further Assurances                                          38
ARTICLE 8  INDEMNIFICATION                                            38
     8.1  Indemnification by the Company                              38
     8.2  Indemnification by the Purchasers                           39
     8.3  Indemnification to Pangea                                   39
     8.4  Contribution                                                39
     8.5  Notification                                                40
     8.6  Expense Reimbursement                                       41
     8.7  Registration Rights Agreement                               41
ARTICLE 9  TERMINATION                                                41
     9.1  Termination                                                 41
     9.2  Procedure for the Effect of Termination                     42
ARTICLE 10  MISCELLANEOUS                                             42
     10.1  Survival of Provisions                                      42
     10.2  Expenses                                                    42
     10.3  Notices                                                     42
     10.4  Successors and Assigns                                      43
     10.5  Waiver and Amendment                                        44
     10.6  Counterparts                                                44
     10.7  Headings                                                    44
     10.8  Governing Law                                               44
     10.9  Jurisdiction                                                44
     10.10 Severability                                                38
     10.11 Rules of Construction                                       45
     10.12 Remedies                                                    45
     10.13 Entire Agreement                                            45
     10.14 Publicity                                              45


Schedule I Purchasers; Allocation of Shares and Warrants

EXHIBITS

Exhibit A  Form of Registration Rights Agreement
Exhibit B  Form of Warrant
Exhibit C  Form of Certificate of Designations
                                  Exhibit A

                        REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT, dated as of March 28, 2000, by and among ARINCO COMPUTER SYSTEMS INC., a New Mexico corporation (the "Company"), Pangea Internet Advisors LLC, a Delaware limited liability company ("Pangea"), and the Persons (the "Purchasers") party to the Securities Purchase Agreement (defined below) as "Purchasers" (collectively with Pangea, the "Holders").

          This Agreement is made in connection with the Securities Purchase Agreement, dated as of March 9, 2000, by and among the Company and the
Purchasers (the "Securities Purchase Agreement"), pursuant to which the Company has agreed to issue and sell to the Purchasers shares of the Company's Series B Convertible Preferred Stock, par value $.10 per share (the "Preferred Stock"), and Warrants ("Warrants") to purchase shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"). In order to induce the Holders to purchase the shares of Preferred Stock and the Warrants, the Company has agreed to grant registration rights with respect to the Registrable Securities (defined below) as set forth in this Agreement. Capitalized terms used herein and not otherwise defined shall have the respective meanings given them in Section 12.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

          1.   Registration on Request.

               (a)    Request.   Except  as  otherwise  provided   in   this
Section 1, at any time and from time to time after the first anniversary of the date hereof, upon the written request of one or more Initiating Holders requesting that the Company effect a registration under the Securities Act of all or any part of such Initiating Holders' Registrable Securities, and specifying the intended method or methods of disposition thereof, the Company will promptly, but in any event within ten (10) days after receipt of such written request, give written notice of such requested registration to all holders of Registrable Securities, and thereupon will use its best efforts to effect, as reasonably expeditiously as practicable, the registration under the Securities Act, including by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested in such request (but in the case of a shelf registration only if the Company is then eligible to use Form S-2 or S-3 (or any successor forms) for such a shelf registration), of:

                       (i) the Registrable Securities which the Company has been so requested to register by such Initiating Holder(s), for disposition in accordance with the intended method or methods of disposition stated in such request, and

                      (ii) all other Registrable Securities which the Company has been requested to register by the holders thereof by written request delivered to the Company within thirty (30) days after the giving of such written notice by the Company (which request shall specify the intended method or methods of disposition thereof), all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; provided that the reasonably anticipated aggregate price to the public of such offering would be at least $5,000,000; and provided further that any holder of Registrable Securities to be included in any such registration, by written notice to the Company within ten (10) days after its receipt of a copy of a notice from the managing underwriter delivered pursuant to Section 4(a) may withdraw such request and, upon receipt of such notice of the withdrawal of such request from holders comprising the Requisite Holders, the Company may elect not to effect such registration; and provided further, that the Company shall not be required to pay Registration Expenses in connection with a registration request pursuant to this Section 1 if such request is withdrawn by the Requisite Holders.

               (b) Number of Registrations. The Company shall not be required to effect more than three (3) registrations, plus three (3) additional registrations if the Company is then eligible to use Form S-3 (for a total of six (6)), pursuant to this Section 1.

               (c)   Registration Statement Form.  Registrations under  this
Section  1  shall be on such appropriate registration form of the Commission
(i) as shall be requested by the Requisite Holders (provided that the Company is then eligible to use such form) and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the request for their registration.

               (d) Effective Registration Statement. A registration requested pursuant to this Section 1 shall not be deemed to have been effected (i) unless a registration statement with respect thereto has become effective, (ii) if the registration does not remain effective for a period of at least ninety (90) days (or, with respect to any registration statement filed pursuant to Rule 415 under the Securities Act, for a period of at least nine (9) months) or, in either case if earlier, until all the Registrable Securities requested to be registered in connection therewith are sold or withdrawn by the participating Holders, (iii) if, after it has become effective, such registration is subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to actions taken by the holders of Registrable Securities, or (iv) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied and no such closing occurs, other than by reason of some act or omission by the holders of the Registrable Securities that were to have been registered.

               (e) Registration of Other Securities. Whenever the Company shall effect a registration pursuant to this Section 1, no securities other than Registrable Securities shall be included among the securities covered by such registration unless (i) holders of Registrable Securities requesting registration thereof pursuant to Section 1, representing not less than 50% of the Registrable Securities with respect to which registration has been requested, shall have consented in writing to the inclusion of such other securities or (ii) such inclusion would not have the effect of reducing the amount of Registrable Securities included in such registration.

               (f) Postponement. The Company shall be entitled to postpone for a reasonable period of time (but not exceeding sixty (60) days) the filing of any registration statement otherwise required to be prepared and filed by it pursuant to this Section 1 if the Company determines, in its reasonable judgment, that such registration and offering would interfere with any material financing, acquisition, corporate reorganization or other material transaction involving the Company and promptly gives the holders of Registrable Securities requesting registration thereof pursuant to this
Section 1 written notice of such determination, containing a general statement of the reasons for such postponement and an approximation of the anticipated delay. The Company may not postpone a filing pursuant to this
Section 1(f) more than once in any twelve-month period. If the Company shall so postpone the filing of a registration statement, holders of
Registrable   Securities  requesting  registration   thereof   pursuant   to
Section 1, representing not less than 15% of the Registrable Securities with respect to which registration has been requested and constituting not less than 50% of the Initiating Holders, shall have the right to withdraw the request for registration by giving written notice to the Company within thirty (30) days after receipt of the notice of postponement and, in the event of such withdrawal, such request shall not be counted for purposes of the registrations to which holders of Registrable Securities are entitled pursuant to Section 1.

               (g) Limitations on Registration on Request. Notwithstanding anything in this Section 1 to the contrary, the Company shall not be required to effect a registration pursuant to this Section 1 within the six
(6)-month period occurring immediately subsequent to the effectiveness (within the meaning of Section 1(d) hereof) of a registration statement filed pursuant to this Section 1.

          2.   Incidental Registration.

               (a) Incidental Rights. If the Company at any time proposes to register, on any form which may be used for the registration of Registrable Securities other than Form S-4 or Form S-8 (or any successor or similar forms then in effect), any of its securities under the Securities Act (other than pursuant to Section 1), whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, in a manner which would permit registration of Registrable Securities for sale to the public under the Securities Act, it will give written notice to all holders of Registrable Securities of its intention to do so and of such holders' rights under this
Section 2; such notice to be given to all such holders at least twenty (20) days prior to the filing of such proposed registration statement. Upon the written request of any such holder (a "Requesting Holder") made within fifteen (15) days after the giving of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method or methods of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Requesting Holders, to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered. With respect to an underwritten offering, prior to the effective date of any registration statement filed in connection with a registration described in this
Section 2, promptly upon notification to the Company from the managing underwriter of the price at which the Registrable Securities requested to be registered pursuant to this Section 2 are to be sold, the Company shall advise each Requesting Holder of such price, and if such price is below the price which any Requesting Holder shall have indicated to be acceptable to such Requesting Holder, such Requesting Holder shall then have the right to withdraw its request to have its Registrable Securities included in such registration statement.

               (b)   Not  Deemed  a  Demand Registration.   No  registration
effected pursuant to this Section 2 shall be deemed to have been effected pursuant to Section 1.

               (c) Holdback. If the Company previously shall have received a request for registration pursuant to Section 1 or this Section 2, and if such previous registration shall not have been withdrawn or abandoned, the Company will not effect any registration of any of its securities under the Securities Act (other than on Form S-4 or Form S-8 or a successor form), whether or not for sale for its own account, until a period of ninety (90) days shall have elapsed from the effective date of such previous registration.

               (d) Discontinuance. Notwithstanding anything to the contrary in this Section 2, the Company shall have the right to discontinue any registration under this Section 2 at any time prior to the effective date of such registration, if the registration of other securities giving rise to such registration under this Section 2 is discontinued; but no such discontinuation shall preclude an immediate or subsequent request for registration pursuant to Section 1 or 2.

          3. Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 1 or
Section 2, the Company will promptly:

               (a) prepare and (in any event within ninety (90) days after the end of the period within which requests for registration may be given to the Company) file with the Commission the requisite registration statement to effect such registration and thereafter use its best reasonable efforts promptly to cause such registration statement to become effective; provided that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto;

               (b) prepare and file with the Commission such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until the earlier of (i) such time as all of such Registrable Securities have either been disposed of in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement or the sale thereof has been abandoned by such sellers and (ii) ninety (90) days after the effective date of such registration statement, except with respect to any such registration statement filed pursuant to Rule 415 (or any successor Rule) under the Securities Act, in which case such period shall be one year;

               (c) furnish as soon as available to each seller of Registrable Securities covered by such registration statement such number of copies of such drafts and final versions of such registration statement and of each such amendment, post-effective amendment and supplement thereto (in each case including all exhibits), such number of copies of such drafts and final versions of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus), any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, such documents, if any, incorporated by reference in such registration statement or prospectus, and such other documents, as such seller or such holder may reasonably request;

               (d) use its commercially reasonably efforts to register or qualify all Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

               (e) cooperate with the sellers of such Registrable Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which securities shall not bear any restrictive legends indicating that the securities have not been registered under the Securities Act and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Securities to be in such denominations and registered in such names as such sellers may request at least two (2) business days prior to any sale of Registrable Securities;

               (f) furnish to each seller of Registrable Securities upon request a copy of (i) an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration involves an underwritten public offering, dated the date of the closing under the underwriting agreement), covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel in underwritten public offerings of securities and (ii) a "comfort" letter signed by the independent public accountants who have certified the Company's financial statements included or incorporated by reference in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities and such other financial matters as the Requisite Holders or the underwriters, as the case may be, may reasonably request, subject to the delivery by such seller to such independent public accountants of such documents as are reasonable and customary in transactions of this nature;

               (g) promptly notify each seller of such Registrable Securities, and (if requested by any such seller) confirm such advice in writing, (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

               (h) promptly notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller or holder promptly prepare and furnish to such seller or holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers or prospective purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

               (i) use its reasonable commercial efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible time;

               (j) otherwise comply with all applicable rules and regulations of the Commission, and make available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen (18) months, beginning with the first full calendar month after the effective date of such registration statement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act;

               (k) furnish to each such seller prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules or regulations thereunder;

               (l) provide and cause to be maintained a transfer agent and a registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

               (m) cause all Registrable Securities covered by such registration statement to be listed on each securities exchange or approved for quotation on any inter-dealer quotation system on which similar securities issued by the Company are then listed or quoted;

               (n) cause its subsidiaries and affiliates to take all action necessary or advisable to effect the registration of the Registrable Securities contemplated hereby, including preparing and filing any required financial information; and

               (o) provide a CUSIP number for all Registrable Securities, not later than the effective date of the applicable registration statement.

The Company may require each holder of Registrable Securities which will be included in such registration (i) to furnish the Company such information relating to such holder as the Company may reasonably request and as is required by applicable laws or regulations, and (ii) to provide the Company with written confirmation that such holder will comply with applicable securities laws and regulations, and provide the Company with such further information necessary for the Company to abide by applicable laws and regulations, in such form as the Company may reasonably request.

          4.   Underwritten Offerings.

                (a) Requested Underwritten Offerings. If requested by the Initiating Holders for any underwritten offering of Registrable Securities pursuant to a registration requested under Section 1, the Company will use its commercially reasonable efforts to enter into a firm commitment underwriting agreement with the underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the underwriters and to contain such representations and warranties by the Company and such other terms as are generally prevailing in such agreements, including, without limitation, indemnities to the effect and to the extent provided in Section 8. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities. Except as set forth in this Agreement, no holder of Registrable Securities shall be required (i) to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law or (ii) to indemnify (or contribute with respect to an indemnifiable claim) the Company or any underwriters of the Registrable Securities, except as set forth in Section 8. Notwithstanding the foregoing, if the managing underwriter of such underwritten offering shall advise the Company in writing (with a copy to the holders of Registrable Securities requesting such registration) that, in its opinion the total number of shares which the holders of Registrable Securities and, if applicable, any other holders of securities of the Company or the Company propose to be included in such registration is sufficiently large to materially and adversely affect the success of such offering (such writing to state the basis of such opinion and the approximate number of such securities which may be included in such offering without such effect), then the amount of securities to be offered for the accounts of holders of Registrable Securities shall be reduced pro rata (in accordance with the number of Registrable Securities requested to be included in such registration) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter; provided that if securities are being offered for the account of other Persons as well as the Company, the amount of such securities shall be reduced prior to any reduction of the amount of securities to be offered for the accounts of holders of Registrable Securities. Any holder of Registrable Securities to be included in such registration may withdraw its request to have its securities so included by notice to the Company promptly after receipt of a copy of a notice from the managing underwriter pursuant to this Section 4(a).

               (b)   Incidental Underwritten Offerings.  If the  Company  at
any time proposes to register any of its securities under the Securities Act as contemplated by Section 2, whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account, and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Securities as provided in Section 2 and subject to the provisions of this Section 4(b), use its best efforts to arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters; provided that if the managing underwriter of such underwritten offering shall advise the Company in writing (with a copy to the holders of Registrable Securities requesting such registration) that, in its opinion the total number of shares which the Company, the holders of Registrable Securities and any other holders of securities of the Company propose to be included in such registration is sufficiently large to materially and adversely affect the success of such offering (such writing to state the basis of such opinion and the approximate number of such securities which may be included in such offering without such effect), then after inclusion of the number of securities to be sold by the Company for its own account in such registration, the amount of securities to be offered for the accounts of holders of Registrable Securities shall be reduced pro rata (in accordance with the number of Registrable Securities requested to be included in such registration) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter; provided that if securities are being offered for the account of other Persons as well as the Company, such reduction shall not represent a greater fraction of the number of securities intended to be offered by holders of Registrable Securities than the fraction of similar reductions imposed on such other Persons over the amount of securities they intended to offer. Any holder of Registrable Securities to be included in such registration may withdraw its request to have its securities so included by notice to the Company promptly after receipt of a copy of a notice from the managing underwriter pursuant to this
Section 4(b). The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities. Except as set forth in this Agreement, no holder of Registrable Securities shall be required (i) to make any representations or warranties to or agreements with the Company or the underwriters other than customary representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law or (ii) to indemnify (or contribute with respect to an indemnifiable claim) the Company or any underwriters of the Registrable Securities, except as set forth in
Section 8.

               (c) Holdback Agreements. Each holder of Registrable Securities agrees, if so required by the managing underwriter, not to effect any public sale or distribution of securities of the Company of the same class as the securities included in such registration statement, during the seven (7) days prior to the date on which any underwritten registration has become effective and the ninety (90) days thereafter, except as part of such underwritten registration or to the extent that such holder is prohibited by applicable law from agreeing to withhold Registrable Securities from sale or is acting in its capacity as a fiduciary or an investment adviser. The Company agrees not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven (7) days prior to and the ninety
(90) days after any underwritten registration pursuant to Section 1 or 2 has become effective, except as part of such underwritten registration (other than on Form S-4 or Form S-8 or a successor form).

               (d) Selection of Underwriters. If a requested registration pursuant to Section 1 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Company, which selection shall be subject to the approval of the Requisite Holders. If an incidental registration pursuant to Section 2 involves one or more underwriters, the underwriter or underwriters shall be selected by the Company.

          5. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the holders of Registrable Securities on whose behalf such Registrable Securities are to be so registered, and their underwriters, if any, and their respective counsel the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

          6. Rights of Requesting Holders. If any registration statement refers to any Requesting Holder by name or otherwise as the holder of any securities of the Company, such holder shall have the right to require
(a) the insertion therein of language, in form and substance reasonably satisfactory to such holder, to the effect that, if true, the holding by such holder of such securities does not necessarily make such holder a "controlling person" of the Company within the meaning of the Securities Act or (b) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any rules and regulations promulgated thereunder, the deletion of the reference to such holder.

          7. Registration Expenses. The Company will, whether or not any registration pursuant to this Agreement shall become effective, pay all Registration Expenses incident to its performance under or compliance with this Agreement promptly as such Registration Expenses are incurred.

          8.   Indemnification and Contribution.

               (a) The Company will, and hereby does, indemnify and hold harmless, in the case of any registration statement filed pursuant to
Section 1 or 2, each seller of any Registrable Securities covered by such registration statement and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, and their respective directors, officers, partners, agents and Affiliates, against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or any such director, officer, partner, agent, Affiliate or controlling person may become subject under the Securities Act or otherwise, including, without limitation, the reasonable fees and expenses of legal counsel, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company will reimburse such seller or underwriter and each such director, officer, partner, agent, Affiliate and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such seller or underwriter, as the case may be, specifically stating that it is for use in the preparation thereof; and provided, further, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus and such final prospectus was required to be delivered to such Person. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, partner, agent, Affiliate or controlling person and shall survive the transfer of such securities by such seller.

               (b) As a condition to including any Registrable Securities in any registration statement, the Company shall have received an undertaking satisfactory to it from each prospective seller of such Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 8(a)) the Company, each other prospective seller, and each director of the Company, each officer of the Company and each other Person, if any, who participates as an underwriter in the offering or sale of such securities and each other Person who controls the Company or any such underwriter within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus, contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the liability of such indemnifying party under this Section 8(b) shall be limited to the amount of proceeds received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

               (c) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 8(a) or (b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 8, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party the indemnifying party shall be entitled to participate in and, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. In the event a bona fide conflict of interest between the indemnified and indemnifying parties exists, the indemnifying party hereunder shall only be responsible for the payment of reasonable fees and expenses of a single counsel for the indemnified parties hereunder. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the consent of the indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the indemnifying party.

               (d) Contribution. If the indemnification provided for in this Section 8 shall for any reason be held by a court to be unavailable to an indemnified party under Section 8(a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under Section 8(a) or (b), the indemnified party and the indemnifying party under Section 8(a) or (b) shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Securities covered by the registration statement which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action or proceeding in respect thereof, as well as any other relevant equitable considerations or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Company and such prospective sellers from the offering of the securities covered by such registration statement, provided, that for purposes of clause (i) or (ii), the relative benefits received by the prospective sellers shall be deemed not to exceed the amount of proceeds received by such prospective sellers and no holder of Registrable Securities shall be required to contribute any amount in excess of the amount such holder would have been required to pay to an indemnified party if the indemnity under clause (a) of this Section 8 was available. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. As among sellers who are guilty of such fraudulent misrepresentation, such sellers' obligations to contribute as provided in this Section 8(d) are several in proportion to the relative value of their respective Registrable Securities covered by such registration statement and not joint. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

               (e) Indemnification and contribution similar to that specified in the preceding subdivisions of this Section 8 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

               (f) An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section 8 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due or payable; provided that the indemnified party shall reimburse the indemnifying party for any payments made with the stated purpose of satisfying the requirements of this clause (f) which were not required to be made by this Section 8.

          9. Registration Rights to Others. The Company hereby represents to the holders of Registrable Securities that the rights granted herein do not conflict with the rights, if any, granted to any other holder of securities of the Company. If the Company shall at any time provide to any holder of any securities of the Company rights with respect to the registration of such securities under the Securities Act, such rights shall not be in conflict with any of the rights provided in this Agreement to the holders of Registrable Securities. The Company shall provide to the holders of Registrable Securities copies of any agreements which purport to grant rights with respect to the registration of any of the Company's securities to any holder or prospective holder thereof promptly upon executing the same.

          10. Nominees for Beneficial Owners. For purposes of this Agreement, in the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

          11. Rule 144. So long as the Company shall be required to file reports under the Exchange Act, the Company shall take all actions reasonably necessary to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the provisions of Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission, including, without limitation, filing on a timely basis all reports required to be filed pursuant to the Exchange Act. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

          12.   Definitions.   As used herein, unless the context  otherwise
requires, the following terms have the following respective meanings:

          "Affiliate" means any Person controlling, controlled by or under common control with the Person in question. As used herein, "control" means the beneficial ownership of at least a majority of the equity interests of a Person entitling the owner of such interests to direct the policies and operations of such Person.

          "Commission" means the Securities and Exchange Commission and any successor federal agency having similar powers.

          "Common Stock" means the Common Stock, par value $0.1 per share, of the Company, together with any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock, and all other stock of any class or classes (however designated) of the Company the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference.

          "Company" shall have the meaning assigned such term in the introductory paragraph of this Agreement and shall include any successor by merger or otherwise.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Holders" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

          "Initiating Holders" means, as of any date of determination, any holder or holders of Registrable Securities holding individually or in the aggregate more than 25% of the shares of Registrable Securities then outstanding.

          "Person" means an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an association, an organization, a business, an unincorporated organization or a government or political subdivision thereof or agency thereof or other entity of any kind.

          "Registrable   Securities"  means  any  shares  of  Common   Stock
(i) issued upon conversion of shares of Preferred Stock sold by the Company pursuant to the Securities Purchase Agreement, (ii) issued or issuable upon exercise of the Warrants, or (iii) issued or issuable with respect to any of the securities referred to in clauses (i) or (ii) by way of a dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or antidilution protection or otherwise. As to any particular Registrable Security, such security shall cease to be a Registrable Security when (x) a registration statement with respect to the sale of such security shall have become effective under the Securities Act and such security shall have been disposed of in accordance with such registration statement, (y) such security shall have been sold as permitted by Rule 144 (or any successor provision) under the Securities Act or (z) such security, once issued, shall have ceased to be outstanding.

          "Registration Expenses" means all expenses incident to the Company's performance of or compliance with Sections 1 and 2, including, without limitation, all registration and filing fees, all fees of national securities exchanges or the National Association of Securities Dealers, Inc., all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "cold comfort" letters required by or incident to such performance and compliance, any fees and disbursements of underwriters customarily paid by issuers or sellers of securities (excluding any underwriting discounts or commissions with respect to the Registrable Securities, which shall not be paid by the Company) and the reasonable fees and expenses of one counsel to the selling holders of Registrable Securities (selected by selling holders of Registrable Securities representing a majority of the Registrable Securities covered by such registration); provided, however, that in the event the Company shall, in accordance with Section 2(d), not register any securities with respect to which it had given written notice of its intention to so register to holders of Registrable Securities, all of the costs of the type (and subject to any limitation to the extent) set forth in this definition and incurred by Requesting Holders in connection with such registration shall be deemed Registration Expenses.

          "Requesting Holders" shall have the meaning assigned to such term in Section 2 hereof.

          "Requisite Holders" means, with respect to any registration of Registrable Securities by the Company pursuant to this Agreement, any holder or holders of a majority of the Registrable Securities requested to be registered.

          "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Securities Purchase Agreement" shall have the meaning assigned such term in the recitals of this Agreement.

          "Warrants" shall have the meaning assigned to such term in the recitals of this Agreement.

          13   Miscellaneous.

               (a) Remedies. Each holder of Registrable Securities, in addition to the rights provided herein and at law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by the Company of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

               (b) Adjustments Affecting Registrable Securities. The Company will not take any action, or permit any change to occur, with respect to the Registrable Securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to the terms of this Agreement.

               (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of holders of a majority of the Registrable Securities.

               (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, or air courier guaranteeing overnight delivery:

                       (i) if to a holder of Registrable Securities, at the most current address given by such holder to the Company in accordance with the provisions of this Section 13(d); and

                      (ii) if to the Company, at Arinco Computer Systems Inc., 1650 University Boulevard, N.E., Suite 5-100, Albuquerque, New Mexico 87102, Attention: CEO; or at such other address, notice of which is given in accordance with the provisions of this Section 13(d).

          All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

               (e) Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and, with respect to the Company, its respective successors and permitted assigns and, with respect to the Holders, any subsequent holder of any Registrable Securities who agrees in writing to assume the obligations of a holder of Registrable Securities hereunder (a copy of which agreement shall be delivered promptly to the Company), subject to the provisions respecting the minimum numbers of percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein. This Agreement may not be assigned by the Company without the prior written consent of the holders of a majority of the Registrable Securities at the time such consent is requested. The Purchasers (and not any other holder of Registrable Securities or any other Person) shall be permitted, in connection with the transfer or disposition of Registrable Securities, to impose conditions or constraints on the ability of the transferee, as a holder of Registrable Securities, to request a registration pursuant to Section 1 and shall provide the Company with copies of such conditions or constraints and the identity of such transferees.

               (f) Calculation of Percentage Interests in Registrable Securities. For purposes of this Agreement, all references to a percentage of the Registrable Securities shall be calculated based upon the number of shares of Registrable Securities outstanding at the time such calculation is made, assuming, if applicable, the exercise, conversion or exchange of the Company's securities into Registrable Securities in accordance with the terms of such securities.

               (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Agreement.

               (h)   Headings.   The  headings in  this  Agreement  are  for
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               (i) GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

               (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

               (k) Certain Distributions. The Company shall not at any time make a distribution on or with respect to the Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the resulting or surviving corporation and such Registrable Securities are not changed or exchanged) of securities of another issuer if holders of Registrable Securities are entitled to receive such securities in such distribution as holders of Registrable Securities and any of the securities so distributed are registered under the Securities Act, unless the securities to be distributed to the holders of Registrable Securities are also registered under the Securities Act.

               (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.


 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
          IN WITNESS WHEREOF, each of the undersigned has executed this Registration Rights Agreement as of the date first above written.



                                        ARINCO COMPUTER SYSTEMS INC.


                                        By:
                                        Name:
                                        Title:


                                        PANGEA INTERNET ADVISORS LLC


                                        By:
                                        Name:
                                        Title:



                    PURCHASERS:

                              James M. Allwin

                              William Avery

                              Lance Bakrow

                              L.A. Bay Investments, LLC

                              Sun Valley Investments

                              VBM Equities, LLC

                              Harry Chandler

              Davis Capital, LLC

              SGII, LLC

              Steve J. Gilbert

              Turtle Holdings LLC

              Grant Gregory

              Grant Gregory Jr.

              Wayne Huizenga

              Walnut Associates I, LLC

              Michael J. Levitt

              William Lipner

              JCK (US), Ltd.

              Community Property LLC

              Robert W. Matschullat

              The Matschullat 1996 Children's Trust

              Charles Moore

              Robert A. Nielsen

              Charles D. Peebler Jr.

              Robert P. Rittereiser

              Clayton J. Rohrbach, III

              The Rohrbach 1991 Children's Trust

              Stanley Rumbough, Jr.

              Pemaxrina Investors, LLC

              Westmark Industries, LLC

              Riva Capital, LLC

              Steven J. Simmons

              James L. Tullis

              Linda A. Tullis

              Sara D. Tullis

              John L. Tullis

              Elisabeth P. Tullis

              TNRT, LLC

              Robert C. Wright

              Arthur Bellows

              B&B Investments

              Kenneth Fadner

              Trevor Traina

              John Todd Buchanan Traina

              Culmen Technology Partners, L.P.

              Sterling Payot Capital LP

              Morton H. Meyerson

              Metropolis Venture Partners

              Wamtech Investments Inc.

              L.I.I., LLC

              New River Capital Partners


North Atlantic Smaller Companies Investment Trust Plc.

              American Opportunity Trust

              Trident North Atlantic Fund

              Trident Holdings Limited

              Oryx International Growth Fund

              Trident Private Equity

JO Hambro Capital Management Ltd A/c B

              JO Hambro Capital Management Ltd A/c C

              JO Hambro Capital Management Ltd A/c A

              Antares Investment Partners

              Arthur A. Bushkin

              Arthur Dodge

              PW-Pangea LLC

              Allen & Co., Inc.

              Charles F. Fitchey

              Ken Gestal

              H. Leland Getz

              Gillian Gamsy

              Terry Glen

              Fred Green

              Craig Herron

              Steven Kotler

              Robert Warren Lautz

              Craigh Leonard

              John Maxwell

              Financial Performance Corporation

              Daniel Nissan

              Fred Rosen

              Jack Schneider

              Kirk Shelton

              Stanley S. Shuman

              Dolphin II LLC

              Charles Schley

              Ed Sim

              Ned Carlson

              Robert T. Tucker

              Roberts Family Revocable Trust, dated____

              IPO Partners

              Jonathan Avery

              Byron Avery

              Tom Avery

              Laura M. Forbes Carlin

              Scott Carlin

              Alison L. Forbes

              Elise Ebert

              Frank Gallagi

              Kathleen Shepphird

              John Sculley

              Anthony L. Bucci

              Stephen Roberts

              Matthew Ohrnstein

              Caran Establishment

              Lawrence Utzig

              Deloris Utzig

              Lixuan An

              Wiley Buchanan, III Trust

              Mario Gobbo

              FG II Seed Fund LLC

              Alis & Co.

              Cary S. Fitchey

              Walter A. Forbes

              St. Croix Investments, LLC

              Edmund Hajim

                                        By:  PANGEA INTERNET ADVISORS LLC
                                             Attorney-in-Fact

                                             By:
                                             Name: Cary S. Fitchey
                                             Title: Managing Director





                                                           EXECUTION COPY









                        REGISTRATION RIGHTS AGREEMENT


                                by and among


                        ARINCO COMPUTER SYSTEMS INC.

                     and the Persons referred to herein




                           _______________________


                               March 28, 2000


                           _______________________















                              Table of Contents

                                                                   Page

1.   Registration on Request                                          1

2.   Incidental Registration                                          3

3.   Registration Procedures                                          4

4.   Underwritten Offerings                                           8

5.   Preparation; Reasonable Investigation                           10

6.   Rights of Requesting Holders                                    11

7.   Registration Expenses                                           11

8.   Indemnification and Contribution                                11

9.   Registration Rights to Others                                   14

10.  Nominees for Beneficial Owners                                  14

11.  Rule 144                                                        15

12.  Definitions                                                     15

13.  Miscellaneous                                                   17


                                  Exhibit B


     NEITHER  THIS  WARRANT NOR ANY SECURITIES ISSUABLE  UPON  THE  EXERCISE
HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND
APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.


                                        WARRANT NO. __


                                   WARRANT

                     TO PURCHASE SHARES OF COMMON STOCK,

PAR VALUE $.01 PER SHARE,

OF

ARINCO COMPUTER SYSTEMS INC.


          THIS   IS  TO  CERTIFY  THAT  ______________________,1/   or   its
registered assigns, is the owner of ______ Warrants (as defined below), each of which entitles the registered holder thereof to purchase from ARINCO COMPUTER SYSTEMS INC., a New Mexico corporation (the "Company"), one fully paid, duly authorized and non-assessable share of Common Stock, par value $.01 per share, of the Company (the "Common Stock"), at any time prior to 5:00 p.m., New York City time, on ____________, 2005 (the "Expiration
Date"),  at  an  exercise price of $[       ] per share  (as  adjusted,  the
"Exercise Price"), all on the terms and subject to the conditions hereinafter set forth.

          The number of shares of Common Stock issuable upon exercise of each such Warrant (the "Number Issuable") and the Exercise Price is subject to adjustment from time to time pursuant to the provisions of Section 2 of this Warrant Certificate. The Warrants evidenced by this Certificate are part of a series of warrants to purchase initially up to _________ shares of Common Stock (the "Warrants") issued pursuant to a Securities Purchase Agreement (the "Securities Purchase Agreement"), dated as of March ___, 2000, by and among the Company and Pangea Internet Advisors LLC ("Pangea").

          Capitalized terms used herein but not otherwise defined have the meanings given them in Section 11.

          Section 1. Exercise of Warrant. Subject to the last paragraph of this Section 1, the Warrants evidenced hereby may be exercised, in whole or in part, by the registered holder hereof at any time on or prior to the Expiration Date, upon delivery to the Company at its principal executive office in the United States of America, of (a) this Warrant Certificate,
(b) a written notice stating that such holder elects to exercise all or a specified number of the Warrants evidenced hereby in accordance with the provisions of this Section 1 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued and (c) payment of the Exercise Price for the shares of Common Stock issuable upon exercise of such Warrants (collectively, the "Warrant Exercise Documentation"). Such payment shall be made (A) in cash or by certified or official bank check payable to the order of the Company or by wire transfer of funds to an account designated by the Company for such purpose or (B) by a Cashless Exercise (defined below). In connection with a Cashless Exercise, the number of Warrants being exercised shall be canceled in exchange for the issuance of such number of shares of Common Stock equal to the product of (x) the number of shares of Common Stock for which such Warrant would otherwise then be nominally exercised if payment of the Exercise Price as of the date of exercise were being made in cash and (y) the Cashless Exercise Ratio. An exercise of Warrants in accordance with clause (B) of the immediately preceding sentence is herein referred to as a "Cashless Exercise." All provisions of this Warrant Certificate shall be applicable with respect to an exercise pursuant to a Cashless Exercise for less than the full number of Warrants represented hereby.

          As promptly as practicable, and in any event within five Business Days after receipt of the Warrant Exercise Documentation, the Company shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and non-assessable shares of Common Stock specified in the Warrant Exercise Documentation, (ii) if applicable, cash in lieu of any fraction of a share, as hereinafter provided, and (iii) if less than the full number of Warrants evidenced hereby are then being exercised, a new Warrant Certificate or Certificates, of like tenor, for the number of Warrants evidenced by this Warrant Certificate less the number of Warrants then being exercised. Such exercise shall be deemed to have been made at the close of business on the date of delivery of the Warrant Exercise Documentation so that the Person entitled to receive shares of Common Stock upon such exercise shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time. No such surrender shall be effective to constitute the Person entitled to receive such shares as the record holder thereof while the transfer books of the Company for the Common Stock are closed for any purpose (but not for any period in excess of five days); but any such surrender of this Warrant Certificate for exercise during any period while such books are so closed shall become effective for exercise immediately upon the reopening of such books, as if the exercise had been made on the date this Warrant Certificate was surrendered and for the Number Issuable of Common Stock specified in the Warrant Exercise Documentation and at the Exercise Price in effect at the date of such surrender.

          The Company shall pay all expenses in connection with, and all taxes and other governmental charges (other than income taxes of the holder) that may be imposed in respect of, the issue or delivery of any shares of Common Stock issuable upon the exercise of the Warrants evidenced hereby. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the registered holder of the Warrants evidenced hereby.

          In connection with the exercise of any Warrants evidenced hereby, no fractions of shares of Common Stock shall be issued, but in lieu thereof the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price per share of Common Stock on the Business Day which next precedes the date of exercise. If more than one such Warrant shall be exercised by the holder thereof at the same time, the number of full shares of Common Stock issuable on such exercise shall be computed on the basis of the total number of Warrants so exercised.

          Section 2.  Adjustments.

               (a) Adjustment of Number Issuable. The Number Issuable shall be subject to adjustment from time to time as follows:

                    (i) In case the Company shall at any time or from time to time after the Issue Date:

                         (A) pay a dividend or make any other distribution on the outstanding shares of Common Stock in capital stock (which, for purposes of this Section 2 shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Company;

                         (B) subdivide the outstanding shares of Common Stock into a larger number of shares;

                         (C) combine the outstanding shares of Common Stock into a smaller number of shares; or

                         (D) issue any shares of its capital stock in a reclassification of the Common Stock;


     then, and in each such case, the Number Issuable and the Exercise Price in effect immediately prior to such event shall be adjusted (and any other appropriate actions shall be taken by the Company) so that the holder of the Warrants evidenced hereby thereafter exercised shall be entitled to receive the number of shares of Common Stock or other securities of the Company which such holder would have owned or had been entitled to receive upon or by reason of any of the events described above at the same aggregate Exercise Price, had such Warrants been exercised immediately prior to the happening of such event. An adjustment made pursuant to this clause 2(a)(i) shall become effective retroactively (x) in the case of any such dividend or distribution, to a date immediately following the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution, or (y) in the case of any such subdivision, combination or reclassification, to the close of business on the date upon which such corporate action becomes effective.

                    (ii) In case the Company shall at any time or from time to time after the Issue Date distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the resulting or surviving corporation and the Common Stock is not changed or exchanged) cash, evidences of indebtedness of the Company or another issuer, securities of the Company or another issuer or other assets (excluding dividends or other distributions of shares of Common Stock or other capital stock for which adjustment is made under Section 2(a)(i) or rights or warrants to subscribe for or purchase securities of the Company (excluding those in respect of which adjustments in the Number Issuable is made pursuant to Section 2(a)(i)), then, and in each such case, the Number Issuable then in effect shall be adjusted by multiplying the Number Issuable in effect immediately prior to the date of such distribution by a fraction (x) the numerator of which shall be the Current Market Price per share of Common Stock on the record date referred to below and (y) the denominator of which shall be such
     Current Market Price per share of Common Stock less the then Fair Market Value (as determined in good faith by the Board of Directors of the Company, a certified resolution with respect to which shall be mailed to the holder of the Warrants evidenced hereby) of the portion of the cash, evidences of indebtedness, securities or other assets so distributed or of such subscription rights or warrants applicable to one share of Common Stock (but such denominator not to be less than one); and the Exercise Price in effect immediately prior to such event shall be adjusted so that the holder of the Warrants pays the same aggregate Exercise Price. Such adjustment shall be made whenever any such distribution is made and shall become effective retroactively to a date immediately following the close of business on the record date for the determination of stockholders entitled to receive such distribution.

                    (iii)       In   the  event  that  any  convertible   or
     exchangeable securities, options, warrants or other rights, the issuance of which shall have given rise to an adjustment pursuant to this Section 2(a) ("Convertible Securities"), shall have expired or terminated without the exercise thereof and/or if there shall have been an increase, with the passage of time or otherwise, in the price payable upon the exercise or conversion thereof or a decrease in the number of shares of Common Stock issuable upon the exercise or conversion thereof, then the Number Issuable hereunder and the Exercise Price shall be readjusted (but to no greater extent then originally adjusted) on the basis of (A) eliminating from the computation of the Number Issuable as of the time of the issuance of the Convertible Securities any shares of Common Stock corresponding to such Convertible Securities as shall have expired or terminated, (B) treating the additional shares of Common Stock, if any, actually issued or issuable pursuant to the previous exercise of such Convertible Securities as having been issued for the consideration actually received and receivable therefor and (C) treating any of such Convertible Securities which remain outstanding as being subject to exercise or conversion on the basis of such exercise or conversion price as shall be in effect at such time.

                    (iv) Upon any increase or decrease in the Number Issuable and Exercise Price, then, and in each such case, the Company promptly shall deliver to each registered holder of Warrants at least five Business Days prior to effecting any transaction which would result in such increase or decrease a notice thereof, together with a certificate, signed by the Chief Executive Officer or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased or decreased Number Issuable and Exercise Price then in effect following such adjustment.

               (b) Reorganization, Reclassification, Consolidation, Merger or Sale of Assets. In case of any capital reorganization or reclassification or other change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another Person (other than a consolidation or merger in which the Company is the resulting or surviving person and which does not result in any reclassification or change of outstanding Common Stock), or in case of any sale or other disposition to another Person of all or substantially all of the assets of the Company (any of the foregoing, a "Transaction"), the Company, or such successor or purchasing Person, as the case may be, shall execute and deliver to each holder of the Warrants evidenced hereby at least five Business Days prior to effecting any of the foregoing Transactions a certificate that the holder of each such Warrant then outstanding shall have the right thereafter to exercise such Warrant into the kind and amount of shares of stock or other securities (of the Company or another issuer) or property or cash receivable upon such Transaction by a holder of the number of shares of Common Stock into which such Warrant could have been exercised immediately prior to such Transaction. Such certificate shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2. If, in the case of any such Transaction, the stock, other securities, cash or property receivable thereupon by a holder of Common Stock includes shares of stock or other securities of a Person other than the successor or purchasing Persons and other than the Company, which controls or is controlled by the successor or purchasing Person or which, in connection with such Transaction, issues stock, securities, other property or cash to holders of Common Stock, then such certificate also shall be executed by such Person, and such Person shall, in such certificate, specifically assume the obligations of such successor or purchasing Person and acknowledge its obligations to issue such stock, securities, other property or cash to holders of the Warrants upon exercise thereof as provided above. The provisions of this Section 2(b) similarly shall apply to successive Transactions.

          Section 3. Notice of Certain Events. In case at any time or from time to time the Company shall declare any dividend or any other distribution to the holders of its Common Stock, or shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any additional shares of stock of any class or any other right, or shall authorize the issuance or sale of any other shares or rights which would result in an adjustment to the Number Issuable pursuant to Section 2(a) or there shall be any capital reorganization or reclassification of the Common Stock of the Company or consolidation or merger of the Company with or into another Person, or any sale or other disposition of all or substantially all the assets of the Company, or there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any one or more of such cases the Company shall mail to each holder of the Warrants evidenced hereby at such holder's address as it appears on the transfer books of the Company, as promptly as practicable but in any event at least 30 days prior to the applicable date hereinafter specified, a notice stating (a) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, (b) the date on which such dividends, distribution, rights or warrants are made or issued or (c) the date on which such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up is expected to become effective; provided that in the case of any event to which Section 2(b) applies, the Company shall give at least ten Business Days' prior written notice as aforesaid. Such notice also shall specify the date as of which it is expected that the holders of Common Stock of record shall be entitled to exchange their Common Stock for shares of stock or other securities or property or cash deliverable upon such reorganization, reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

          Section 4. Certain Covenants. The Company covenants and agrees that all shares of capital stock of the Company which may be issued upon the exercise of the Warrants evidenced hereby will be duly authorized, validly issued and fully paid and non-assessable. Beginning upon consummation of the Delaware Reincorporation (as defined in the Securities Purchase Agreement), the Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the exercise of all outstanding Warrants, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the exercise of all outstanding Warrants.

          Section 5. Registered Holder. The person in whose name this Warrant Certificate is registered shall be deemed the owner hereof and of the Warrants evidenced hereby for all purposes. The registered holder of this Warrant Certificate, in its capacity as such, shall not be entitled to any rights whatsoever as a stockholder of the Company, except as herein provided.

          Section 6. Transfer of Warrants. Any transfer of the rights represented by this Warrant Certificate shall be effected by the surrender of this Warrant Certificate, along with the form of assignment attached hereto, properly completed and executed by the registered holder hereof, at the principal executive office of the Company in the United States of America, together with an appropriate investment letter, if deemed reasonably necessary by counsel to the Company to assure compliance with applicable securities laws. Thereupon, the Company shall issue in the name or names specified by the registered holder hereof and, in the event of a partial transfer, in the name of the registered holder hereof, a new Warrant Certificate or Certificates evidencing the right to purchase such number of shares of Common Stock as shall be equal to the number of shares of Common Stock then purchasable hereunder.

          Section 7. Denominations. The Company covenants that it will, at its expense, promptly upon surrender of this Warrant Certificate at the principal executive office of the Company in the United States of America, execute and deliver to the registered holder hereof a new Warrant Certificate or Certificates in denominations specified by such holder for an aggregate number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

          Section 8. Replacement of Warrants. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate (which evidence, in the case of an institutional holder of Warrants, shall consist of a letter from such holder to such effect) and, in the case of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Company (which indemnity, in the case of an institutional holder of Warrants, shall consist of an unsecured letter of indemnity from such holder), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new Warrant Certificate of like tenor for a number of Warrants equal to the number of Warrants evidenced by this Warrant Certificate.

          Section 9. Governing Law. THIS WARRANT CERTIFICATE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

          Section 10. Rights Inure to Registered Holder. The Warrants evidenced by this Warrant Certificate will inure to the benefit of and be binding upon the registered holder thereof and the Company and their respective successors and permitted assigns. Nothing in this Warrant Certificate shall be construed to give to any Person other than the Company and the registered holder thereof any legal or equitable right, remedy or claim under this Warrant Certificate, and this Warrant Certificate shall be for the sole and exclusive benefit of the Company and such registered holder. Nothing in this Warrant Certificate shall be construed to give the registered holder hereof any rights as a holder of shares of Common Stock until such time, if any, as the Warrants evidenced by this Warrant Certificate are exercised in accordance with the provisions hereof.

          Section  11.   Definitions.   For the  purposes  of  this  Warrant
Certificate, the following terms shall have the meanings indicated below:

          "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

          "Cashless Exercise Ratio" means a fraction, the numerator of which is the excess of the Current Market Price per share of Common Stock on the date of exercise over the Exercise Price per share and the denominator of which is the Current Market Price per share of Common Stock on the date of exercise.

          "Current Market Price" per share shall mean, on any date specified herein for the determination thereof, (a) the average daily Market Price of the Common Stock for those days during the period of 20 days, ending on such date, on which the national securities exchanges were open for trading, and
(b) if the Common Stock is not then listed on a national securities exchange or quoted in the over-counter market, the Market Price on such date.

          "Exercise Price" shall have the meaning given it in the first paragraph hereof.

          "Expiration Date" shall have the meaning given it in the first paragraph hereof.

          "Fair Market Value" shall mean the amount which a willing buyer, under no compulsion to buy, would pay a willing seller, under no compulsion to sell, in an arm's-length transaction.

          "Issue Date" shall mean _________, 2000.

          "Market Price" shall mean, per share of Common Stock, on any date specified herein: (a) the closing price per share of the Common Stock on such date published in The Wall Street Journal or, if no such closing price on such date is published in The Wall Street Journal, the average of the closing bid and asked prices on such date, as officially reported on the principal national securities exchange on which the Common Stock is then listed or admitted to trading; or (b) if the Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the NASD, the last trading price of the Common Stock on such date; or (c) if there shall have been no trading on such date or if the Common Stock is not so designated, the average of the reported closing bid and asked price of the Common Stock, on such date as shown by NASDAQ and reported by any member firm of The New York Stock Exchange, Inc. selected by the Company; or (d) if none of (a), (b) or (c) is applicable, the Fair Market Value per share determined in good faith by the Board of Directors of the Company based on an opinion of a nationally recognized investment banking firm unaffiliated with either the Company or the holders of the Warrants, chosen by the Company (who shall bear the expense thereof) and acceptable to the holder of this Warrant Certificate.

          "NASD"  shall mean the National Association of Securities Dealers,
Inc.

          "NASDAQ" shall mean the Nasdaq Stock Market.

          "Number Issuable" shall have the meaning given it in the second paragraph hereof.

          "Person" shall mean any individual, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

          "Securities Purchase Agreement" shall have the meaning given it in the second paragraph hereof.

          "Warrant Exercise Documentation" shall have the meaning given it in Section 1 hereof.

          Section 12. Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, or personal delivery, (a) if to the holder of a Warrant, at such holder's last known address appearing on the books of the Company; and
(b) if to the Company, at its principal executive office in the United States located at 1650 University Boulevard, N.E., Suite 5-100, Albuquerque, New Mexico 87102, Attention: CEO, or such other address as shall have been furnished to the party given or making such notice, demand or other communication. All such notices and communications shall be deemed to have been duly given: when delivered, if delivered by hand or by overnight courier service; and three Business Days after being deposited in the mail, postage prepaid, if mailed.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of the Issue Date.


                                        ARINCO COMPUTER SYSTEMS INC.


                                        By:
                                        Name:
                                        Title:
                          [Form of Assignment Form]

                [To be executed upon assignment of Warrants]

          The undersigned hereby assigns and transfers this Warrant Certificate to ____________________ whose Social Security Number or Tax ID Number is _________________ and whose record address is _____________________________________, and irrevocably appoints
________________ as agent to transfer this security on the books of the Company. Such agent may substitute another to act for such agent.

                                        Signature:







                                        Signature Guarantee:






Date:
                                  Exhibit C

                STATEMENT PURSUANT TO SECTION 53-11-16 OF THE
                     NEW MEXICO BUSINESS CORPORATION ACT


           Statement of establishing and designating a series of preferred shares, and fixing and determining the relative rights and preferences thereof pursuant to Section 15-11-16 of the New Mexico Business Corporation Law.

           A. Name of the Corporation. The name of the corporation is Arinco Computer Systems Inc. (the "Corporation").

          B. Copy of Resolution. Pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, as amended, and pursuant to the provisions of Section 53-11-16 of the Business Corporation Act of the State of New Mexico, the Board of Directors of the Corporation duly adopted Resolutions establishing and designating a series of 4,000,000 shares of preferred stock, which Resolutions are as follows:

           "RESOLVED, that pursuant to the authority expressly granted and vested in the Board of Directors of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation, a series of preferred stock of the Corporation be, and it hereby is, created and given the distinctive designation of "Series B Convertible Preferred Stock" (the "Series B Preferred"), such series to consist of 4,000,000 shares of the par value of $0.10 per share, the relative rights and preferences of which shall be as follows:

           Rights, Preferences and Restrictions of Series B Preferred.   The
rights, preferences, privileges and restrictions granted to and imposed on the Series B Preferred are as set forth below in Sections 1 through 8.

           1. Dividends. The holders of the Series B Preferred shall be entitled to receive, out of any funds legally available therefor, such dividends as may be declared from time to time by the Board of Directors of the Corporation provided that no dividend or distribution shall be declared or paid on any shares of the Common Stock of the Corporation (the "Common Stock") unless at the same time an equivalent dividend or distribution is declared or paid, as the case may be, on all outstanding shares of Series B Preferred and provided further that any dividend or distribution on Series B Preferred shall be payable at the same rate per share as would be payable on the shares of Common Stock which the holder of the Series B Preferred would be entitled to receive if he had converted the shares of Series B Preferred into Common Stock pursuant to Section 4 hereof immediately prior to the record date of such dividend or distribution.

           2. Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation (each a "Distribution Event"):

                (a)   Series  B  Preferred Preference.  The holders  of  the
Series B Preferred shall be entitled to receive with respect to such Distribution Event pro rata in accordance with the shares of Series B Preferred then held by them, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership of such shares, an amount equal to the greater of (i) the aggregate of the Original Issue Price (as defined below) for all such shares of Series B Preferred plus an amount equal to all declared but unpaid dividends on such shares of Series B Preferred and
(ii) the amount that the holders of Series B Preferred would be entitled to receive if all such shares of Series B Preferred had been converted into Common Stock pursuant to Section 4 hereof immediately prior to the record date for the distributions relating to the Distribution Event. If the assets and funds thus distributed among the holders of the Series B Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed among the holders of the Series B Preferred pro rata in accordance with the shares of Series B Preferred then held by them. The "Original Issue Price" of the Series B Preferred shall be $10.00 per share (as adjusted for any stock dividend, stock splits, recapitalization, reorganizations and other similar transactions with respect to the Series B Preferred).

                (b)   Reorganization, Merger or Sale of Assets.   Neither  a
consolidation or a merger of the Corporation with or into any other corporation or corporations nor the sale of all or substantially all of the assets of the Corporation shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2.

           3.    Voting  Rights.   Except as otherwise provided  herein  or
required by law, each share of Series B Preferred shall be entitled to the number of votes equal to the number of shares of Common Stock into which the Series B Preferred could be converted pursuant to Section 4 hereof as of the record date for the determination of the stockholders entitled to vote on such matter or, if no record date is established, as of the date such vote is taken, and the holders of Series B Preferred shall vote share for share with the holders of the Common Stock without distinction as to class and shall not be entitled to vote separately as a class or series of
a  class.   Nothing  set forth in this Section 3 shall be  construed  as  a waiver of the right of the holders of the Series B Preferred to vote as a class when specifically entitled to do so pursuant to Section 3 herein.
The voting rights of the Series B Preferred shall include, but not be limited to, the right to vote on the Charter Amendment (as hereinafter defined).
           4.    Conversion.   The holders of the Series  B  Preferred  have
conversion rights as follows (the "Conversion Rights"):

                (a) Right to Convert. Each share of Series B Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for the Series B Preferred, into such number of fully paid and nonassessable shares of Common Stock (the "Conversion Rate") as is determined by dividing the Original Issue Price by the Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The price at which shares of Common Stock shall be deliverable upon conversion (the "Conversion Price") for the Series B Preferred shall initially be $0.25 per share of Common Stock. Such initial Conversion Price shall be subject to adjustment as hereinafter provided.

                (b)  Automatic Conversion.  Each share of Series B Preferred shall automatically be converted into shares of Common Stock at the then effective Conversion Rate of such stock (i) immediately prior to the closing of the first firmly underwritten public offering of Common Stock of the Corporation that occurs after March [__], 2000 and that is pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission (or any other federal agency at the time administering the Securities Act of 1933, as amended (the "Act")) under the Act, covering the offer and sale of Common Stock to the public at a public offering price per share (before deductions for underwriter commissions and expenses) of not less than four times the then prevailing Conversion Price and that results in proceeds to the Corporation (before deduction for underwriter commissions and expenses) of at least $10,000,000 (a "Qualified Offering"), and (ii) upon the conversion of a number of shares of Series B Preferred which when added to all shares of Series B Preferred previously converted at any time equals at least 60% of the number of shares of Series B Preferred issued pursuant to a Securities Purchase Agreement (the "Securities Purchase Agreement") dated March [__], 2000 between the Corporation and Pangea Internet Advisors LLC. Upon such automatic conversion, any declared but unpaid dividends shall be paid in accordance with the provisions of Section 4(c). In the event of the automatic conversion of the Series B Preferred upon a Qualified Offering, the person(s) entitled to receive the Common Stock issuable upon such conversion of Series B Preferred shall not be deemed to have converted such Series B Preferred until immediately prior to the closing of such sale of securities. Notwithstanding the foregoing provisions of this Section 4(b), no automatic conversion of the Series B Preferred shall be effected unless and until such conversion will not violate any laws, rules, regulations, orders or other legal requirements of any governing body or until the Charter Amendment shall have occurred, and such automatic conversion shall be held in abeyance pending compliance with any such requirements, provided that the holders of Series B Preferred will use their best efforts to comply with such requirements.

                (c) Mechanics of Conversion. Before any holder of Series B Preferred shall be entitled to convert the same into full shares of Common Stock and to receive certificates therefor, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same. In the event of an automatic conversion pursuant to Section 4(b), the outstanding shares of Series B Preferred shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent. The Corporation is not obligated to issue certificates evidencing the shares of Common Stock issuable upon such automatic conversion unless the certificates evidencing such shares of Series B Preferred are either delivered to the Corporation or its transfer agent as provided above, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. The Corporation shall, as soon as practicable after such delivery, or such agreement and indemnification in the case of a lost certificate, issue and deliver at such office to such holder of Series B Preferred, a certificate or certificates for the number of shares of Common Stock to which the holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional shares of Common Stock. Thereupon, the Corporation shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board of Directors as of the date of such conversion), any declared but unpaid dividends on the shares of Series B Preferred being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred to be converted, or in the case of automatic conversion on the date of closing of a Qualified Offering or the date on which more than 60% of the originally issued Series B Preferred have been converted into Common Stock and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                (d) Fractional Shares. In lieu of any fractional shares to which the holder of Series B Preferred would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred of each holder at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.

               (e) Adjustment of Conversion Price. The Conversion Price of the Series B Preferred shall be subject to adjustment from time to time as follows:


                    (i) If the number of shares of Common Stock outstanding at any time after the date hereof is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the Conversion Price of the Series B Preferred shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of the Series B Preferred shall be increased in proportion to such increase of outstanding shares.

                    (ii) If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, on the effective date of such combination, the Conversion Price of the Series B Preferred shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of the Series B Preferred shall be decreased in proportion to such decrease in outstanding shares.

                    (iii)In case, at any time after the date hereof, of any capital reorganization, or any reclassification of the stock of the Corporation (other than as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing entity and which does not result in any change in the Common Stock), the shares of the Series B Preferred shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or otherwise to which such holder would have been entitled if immediately prior to such reorganization, reclassification, consolidation, merger, sale or other disposition such holder had converted its shares of the Series B Preferred into Common Stock.

                    (iv) In case any event shall occur as to which the other provisions of this subsection (e) are not strictly applicable but the failure to make any adjustment would not fairly protect the conversion rights of the holders of Series B Preferred set forth in this Section 4 in accordance with the essential intent and principles hereof, then, in each such case, the Corporation at its expense shall appoint a firm of independent public accountants of recognized national standing (which may be the regular auditors of the Corporation), which shall give its opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established in this Section 4, necessary to preserve, without dilution, the conversion rights of the holders of Series B Preferred set forth in this Section 4. Upon receipt of such opinion, the Corporation will promptly mail a copy thereof to the holders of Series B Preferred and shall make the adjustments described therein.

                    (v) The provisions of clauses (i), (ii) and (iii) shall similarly apply to successive events of the type described therein. All calculations under this Section 4(e) shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

                (f) Minimal Adjustments. No adjustment in the Conversion Price for any Series B Preferred need be made if such adjustment would result in a change in the Conversion Price of less than 1%. Any adjustment of less than 1% which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of 1% or more in the Conversion Price.

                (g) No Impairment. The Corporation will not through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of Series B Preferred against impairment. This provision shall not restrict the Corporation's right to amend its Certificate of Incorporation with the requisite shareholder consent.

                (h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Rate for Series B Preferred pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Series B Preferred, furnish or cause to be furnished to such holder a like certificate setting forth (i) all such adjustments and readjustments, (ii) the Conversion Rate at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Series B Preferred.

                 (i) Notices of Record Date and Proposed Liquidation Distribution. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property or to receive any other right, the Corporation shall mail to each holder of Series B Preferred at least 30 days prior to such record date, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution or right, and the amount and character of such dividend, distribution or right. In the event of a liquidation distribution pursuant to Section 2 hereof, the Corporation shall mail to each holder of Series B Preferred at least 30 days prior to the record date applicable to such distribution a notice (i) certifying as to
(x) the anticipated aggregate proceeds available for distribution to holders of Series B Preferred and Common Stock, (y) the amount expected to be distributed pursuant to Section 2 in respect of each share of each outstanding series of Series B Preferred and each share of Common Stock and
(z) the amount expected to be distributed pursuant to Section 2 in respect of each share of outstanding Series B Preferred if the holder of Series B Preferred converted such share of Series B Preferred into Common Stock immediately prior to the liquidation distribution and (ii) stating that in connection with such liquidation distribution the holders of shares of Series B Preferred may prior to such liquidation distribution convert their shares of Series B Preferred into Common Stock at the applicable Conversion Rate.

                (j)  Notices.  Any notice required by the provisions of this
Section 4 to be given to the holder of shares of the Series B Preferred shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at such holder's address appearing on the Corporation's books.

                (k) Payment of Taxes. The Corporation will pay all taxes (other than taxes based upon income) and other governmental charges that may be imposed with respect to the issue or delivery of shares of Common Stock upon conversion of shares of Series B Preferred, excluding any tax or other charge imposed in connection with any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which shares of Series B Preferred so converted were registered.

          5.   Redemption.

                (a) Optional Redemption by Corporation. The shares of the Series B Preferred are redeemable at the option of the Corporation in whole or in part at any time and from time to time after March [__], 2001, at a redemption price of $10.00 per share plus an amount equal to the dividends accrued and unpaid (including interest, if any) thereon to the redemption date. In case only a part of the Series B Preferred Stock at the time outstanding is to be redeemed, the shares selected shall be allocated among all of the holders of the Series B Preferred at the time outstanding in proportion to their respective holdings. At least 30 days in advance of the date designated for any redemption pursuant to this paragraph (a), the Corporation shall mail or deliver notices of such redemption to the holders of record of the shares so to be redeemed at their respective addresses as shown on the books of the Corporation.

                (b) Redemption at Option of Holders. If the Charter Amendment has not occurred prior to December 31, 2000, then at any time after December 31, 2000 and prior to the Charter Amendment the Corporation shall, upon the written request (a "Redemption Request") of the holders of at least 50% of the shares of Series B Preferred issued pursuant to the Securities Purchase Agreement, redeem all of the then outstanding shares of the Series B Preferred at the redemption price of $10.00 per share, plus all dividends accrued and unpaid (including interest, if any) on such Series B Preferred up to the date fixed for redemption, upon giving the notice hereinafter provided. "Charter Amendment" means an amendment to the Corporation's Certificate of Incorporation providing for an increase in the number of shares of Common Stock that the Corporation is authorized to issue so that the number thereof is at least equal to the sum of (i) the number of shares of Common Stock that were outstanding or reserved for issuance immediately prior to the issuance of any share of Series B Preferred pursuant to the Securities Purchase Agreement plus (ii) the number of shares of Common Stock that would be required to be issued immediately after the issuance of all shares of Series B Preferred issued pursuant to the Securities Purchase Agreement if all such shares of Series B Preferred were converted at such time plus (iii) the number of shares of Common Stock issuable pursuant to the terms of all warrants referred to in the Securities Purchase Agreement. Not less than 30 days after receipt of a Redemption Request, a notice specifying the time and place fixed for redemption of the Series B Preferred shall be given by mail or delivered to the holders of record of the shares of Series B Preferred Stock selected for redemption at their respective addresses as shown on the books of the Corporation. The time so fixed for redemption shall be not less than 30 days after the date of such notice.

                (c) Effect of Redemption. Upon such date as the Board of Directors shall designate for payment of the redemption price (unless the Corporation shall default in the payment of the redemption price set forth in the Redemption notice), the shares of Series B Preferred redeemed shall cease to be deemed outstanding and the holders of certificates therefor shall have no voting or other rights with respect to such shares except the right to receive the moneys payable upon such redemption from the Corporation, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their applicable stock certificates. Upon redemption of the Series B Preferred in the manner set forth herein, the Series B Preferred Stock so redeemed by the Corporation shall be cancelled, shall not be reissued and shall cease to be a part of the authorized shares of the Corporation.

                (d) Limitation on Redemption and Dividends. The option and obligation of the Corporation to redeem shares of the Series B Preferred Stock under paragraphs (a) and (b) hereof, shall be subject to the restrictions imposed by applicable law or any provision of any agreement now or hereafter existing relating to the indebtedness of the Corporation for borrowed money, unless such provision shall be waived. In the event that the Corporation shall fail to redeem any shares of Series B Preferred Stock required to be redeemed under paragraph (b) hereof, then, until such shares are redeemed, dividends shall accrue on all shares at a rate equal to 10% compounded semi-annually from the date such redemption price is required to be paid to the date payment is made.

          6.   Covenants.  In addition to any other rights provided by law,
o long as any shares of Series B Preferred shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of such outstanding shares of Series B Preferred:

                (a) Certificate and Bylaws. Amend or repeal any provision of, or add any provision to, this Corporation's Certificate of Incorporation or Bylaws if such action would adversely alter or change the preferences, rights, privileges or powers of, or the restrictions provided for the benefit of, such shares of Series B Preferred, voting as a class;

                (b) Authorized Shares. Increase or decrease the authorized number of shares of Series B Preferred or increase or decrease the authorized number of shares of preferred stock of the Corporation;

                (c) Senior Securities. Make any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Corporation ranking senior to the Series B Preferred in right of redemption, liquidation preference, voting or dividends or any increase in the authorized or designated number of any such class or series; or

                (d) Distribution. Redeem or repurchase any shares of Common Stock (except for acquisitions of Common Stock by the Corporation pursuant to agreements which permit the Corporation to repurchase such shares upon termination of services to the Corporation or its affiliates).

           7. Status of Converted Stock. In the event any shares of Series B Preferred shall be converted pursuant to Section 4 hereof, the shares  so  converted shall be cancelled and shall not be issuable  by  the
Corporation, and any declared but unpaid dividends (whether or not declared) with respect to such converted shares shall be cancelled. The Certificate of Incorporation of the Corporation may be appropriately amended from time to time to effect the corresponding reduction in the Corporation's authorized capital stock.

          8. Absence of Charter Amendment. To the extent that the rights of the holders of Series B Preferred set forth in Sections 1, 2 and 3 depend upon or relate to the number of shares of Common Stock into which the Series B Preferred may be converted from time to time, such rights shall be construed as if the Corporation has at all times a sufficient number of shares of Common Stock authorized and reserved for issuance to satisfy such conversion rights notwithstanding the fact that a sufficient number of such shares of Common Stock may not be authorized and reserved because of the failure of the Charter Amendment to have been effected or for any other reason."

          C. Date of Adoption. The above resolutions were duly adopted on March [___], 2000.

          D. Due Adoption. The above resolutions were duly adopted by the Corporation's Board of Directors.

           IN WITNESS WHEREOF, the undersigned has executed this document this ____ day of _______________ and affirms that the facts contained herein are true under penalty of perjury.

                                        ARINCO COMPUTER SYSTEMS INC.


                                        By:
                                        Name:
                                        Title:

ATTEST:



Name:
Title: Secretary




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